Exhibit 4.8

PARTICIPATION AGREEMENT

(MSN 6698)

Dated as of July 29, 2015

among

LATAM AIRLINES GROUP S.A.,

PARINA LEASING LIMITED,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the
Pass Through Trust Agreements,

WILMINGTON TRUST COMPANY,

as Subordination Agent,

WILMINGTON TRUST COMPANY,

as Loan Trustee,

and

WILMINGTON TRUST COMPANY,

in its individual capacity as set forth herein

*

One Airbus A321-200 Model Aircraft

Chilean Registration No. CC-BEE

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Schedule I	-	Certain Terms
Schedule II	-	Equipment Notes, Purchasers and Original Principal Amounts
Schedule III	-	Trust Supplements

Exhibit A-1	-	Form of Opinion of NY Counsel for the Owner, Lessee
Exhibit A-2	-	Form of Opinion of In-House Counsel for Lessee
Exhibit A-3	-	[Reserved].
Exhibit A-3	-	Form of Opinion of Special Florida counsel
Exhibit B	-	Form of Opinion of Special Counsel for the Loan Trustee, the Pass Through Trustees, the Subordination Agent and WTC
Exhibit C-1	-	Form of Opinion of Special Chilean Counsel
Exhibit C-2	-	[Reserved].
Exhibit C-3	-	[Reserved].
Exhibit D	-	Form of Opinion of Special Cayman Islands Counsel

Annex A	-	Definitions

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PARTICIPATION AGREEMENT

(MSN 6698)

This PARTICIPATION AGREEMENT (MSN 6698) (“Agreement”), dated as of July 29, 2015, is made by and among LATAM AIRLINES GROUP S.A., a corporation organized under the laws of the Chile (together with its successors and permitted assigns, “LATAM” or the “Lessee”), PARINA LEASING LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands (together with its successors and permitted assigns, the “Owner”), WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns, “WTC”), not in its individual capacity except as otherwise expressly provided in any of the Financing Agreements or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (such terms and other capitalized terms used herein without definition being defined as provided in Section 1.01), WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, and WILMINGTON TRUST COMPANY, a Delaware trust company as loan trustee (in such capacity, together with any successor trustee in such capacity, the “Loan Trustee”) under the Indenture.

WITNESSETH:

WHEREAS, the Owner is the owner of that certain aircraft of the make and model set forth in Schedule I hereto as more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner and the Loan Trustee are entering into the Indenture, pursuant to which, among other things, the Owner will issue two separate series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of the Owner in and to the Aircraft and certain other property described in the Indenture;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule III hereto, the Pass Through Trusts in existence as of the date hereof were created and the Pass Through Certificates issued and sold;

WHEREAS, pursuant to the Intercreditor Agreement, the Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

WHEREAS, concurrently with the issuance of the Equipment Notes the Owner will lease the Aircraft to the Lessee;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

ARTICLE II

THE FINANCING

Section 2.01. The Loans. Subject to the terms and conditions of this Agreement and the other Financing Documents, on the Closing Date, the Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date shall make a loan to the Owner by paying to the Owner the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees, on behalf of the Pass Through Trusts in existence as of the Closing Date, shall make such loans to the Owner no later than 10:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to Airbus at its account:

Account Name:	AIRBUS SAS Account
Number/IBAN:	0200210962USD00170
Bank Name	BNP Paribas
Bank Address:	BNP Paribas, 787 seventh avenue, New York, NY, 10019
BIC SWIFT :	BNPAUS3NXXX
ABA / Branch Code :	026007689

Section 2.02. Issuance of Equipment Notes. Upon the occurrence of the above payments by the Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date to the Owner, the Owner shall issue, pursuant to and in accordance with Article II of the Indenture, to the Subordination Agent as agent and trustee for the Pass Through Trustee for each such Pass Through Trust, one or more Equipment Notes of the Series, maturity and aggregate original principal amount and bearing the interest rate set forth in Schedule II opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by the Loan Trustee pursuant to the Indenture, registered in the name of the Subordination Agent and dated the Closing Date and shall be delivered by the Loan Trustee to the Subordination Agent. In addition, subject to Section 4(b)(iv) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, the Lessee shall have the option after the Closing Date, from time to time, to cause the Owner (i) to redeem all but not less than all of the Series B Equipment Notes (or all but not less than all of any Additional Series Equipment Notes) and to issue under the Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) to issue one or more series of Additional Series Equipment Notes under the Indenture. If new Series B Equipment Notes or Additional Series Equipment Notes are so issued after the Closing Date, each Noteholder of such Equipment Notes shall be deemed to be a party hereto without further act, and shall be entitled to execute, and at the request of the Lessee shall execute, a counterpart to this Agreement.

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Section 2.03. The Lease. Subject to the terms and conditions of this Agreement and the other Financing Documents, on the Closing Date, the Owner shall lease the Aircraft to the Lessee under the Lease.

Section 2.04. The Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019 at 10:00 a.m. (New York City time) on July, 29, 2015, or at such other time or place as the parties shall agree.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees. The obligation of each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

(a)          Authentication. The Owner shall have tendered the Equipment Notes being issued on the Closing Date to the Loan Trustee for authentication, and the Loan Trustee shall have authenticated such Equipment Notes and shall have tendered such Equipment Notes to the Subordination Agent on behalf of the applicable Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.

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(b)          No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for such Pass Through Trustees to make the loans contemplated by Section 2.01 or to acquire the Equipment Notes or to realize the benefits of the security afforded by the Indenture or any of the other Security Documents.

(c)          Documentation. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Pass Through Trustees or the Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each Pass Through Trustee:

(i)          the Intercreditor Agreement;

(ii)         each Pledge Agreement, each Put Option Agreement and each Call Option Agreement;

(iii)        each Note Guarantee;

(iv)        the Liquidity Facilities in effect as of the Closing Date;

(v)         the Pass Through Trust Agreements in effect as of the Closing Date;

(vi)        the Indenture;

(vii)       the Local Mortgage;

(viii)      the Assignment of Insurances;

(ix)         the Lease along with the Lease Supplement and the Acceptance Certificate and chattel paper originals thereof;

(x)          [Reserved].

(xi)         the Warranty Assignments;

(xii)        [Reserved].

(xiii)       a copy of the Warranty Bill of Sale;

(xiv)      a valid Lessee Power of Attorney and Lessor Power of Attorney; and

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(xv)       [a copy of a current, valid Export Certificate of Airworthiness duly issued by the EASA.]

(d)          Perfection Requirements.

(i)          Financing Statements (Indenture and Aircraft Security Documents). A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture, and the Aircraft Security Documents, naming the Owner or LATAM, as applicable, as debtor, and the Loan Trustee, as secured party, shall have been duly filed in all places necessary or desirable within the District of Columbia and the State of Florida.

(ii)         Financing Statement (Lease). A Uniform Commercial Code financing statement or statements covering the security interest created by the Lease, naming LATAM, as debtor, Owner, as secured party and the Loan Trustee, as assignee of the secured party, shall have been duly filed in all places necessary or desirable within the State of Florida.

(iii)        Chilean Perfection Requirements. Evidence that all authorizations necessary for any matter or thing contemplated by the Aircraft Security Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness of the Aircraft Security Documents have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting of any registrations and filings, that arrangements satisfactory to Loan Trustee have been made for the effecting of the same simultaneous with delivery of the Aircraft), including but not limited to, filing with the Aviation Authority of the following documents:

(A)         Bill of Sale over the Aircraft;

(B)         Certificate of Cancelation of prior registration of the Aircraft or Certificate evidencing no prior registration exists;

(C)         Export Certificate of Airworthiness;

(D)         Invoice issued in respect of the Aircraft by the Manufacturer in the name of the Owner;

(E)         Lease;

(F)         Local Mortgage; and

(G)         Any other document the Aviation Authority may require.

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(iv)          [Reserved].

(e)           Certain Closing Certificates. Each such Pass Through Trustee shall have received the following:

(i)          a certificate dated the Closing Date of a Director of the Owner, certifying as to (A) a copy of the resolutions of the Directors of the Owner duly authorizing the transactions contemplated hereby and the execution, delivery and performance by the Owner of this Agreement, the Indenture, the Aircraft Security Documents to which the Owner is a party, the Lease and each other document required to be executed and delivered by the Owner in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and memorandum and articles of association of the Owner, as in effect on the Closing Date;

(ii)         a certificate or other evidence from the Cayman Islands Registry of Companies, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of the Owner in such country;

(iii)        an incumbency certificate of the Owner as to the person or persons authorized to execute and deliver this Agreement, the Indenture, the Aircraft Security Documents to which the Owner is a party, the Lease and each other document to be executed by the Owner in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons;

(iv)        a certificate dated the Closing Date an officer of LATAM, certifying as to (A) a copy of the resolutions of the Board of Directors of LATAM duly authorizing the transactions contemplated hereby and the execution, delivery and performance by LATAM of this Agreement, the Lease, the Aircraft Security Documents to which LATAM is a party and each other document required to be executed and delivered by LATAM in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of LATAM, as in effect on the Closing Date;

(v)         a certificate (Copia de Inscripción con Vigencia) from the Santiago Registry of Commerce (Registro de Comercio de Santiago), dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of LATAM in such country;

(vi)        an incumbency certificate of LATAM as to the person or persons authorized to execute and deliver this Agreement, the Lease, the Aircraft Security Documents to which LATAM is a party and each other document to be executed by LATAM in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons;

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(vii)       one or more certificates of the Loan Trustee and the Subordination Agent certifying to the reasonable satisfaction of such Pass Through Trustees as to the due authorization, execution, delivery and performance by the Loan Trustee and the Subordination Agent of each of the Financing Agreements to which the Loan Trustee or the Subordination Agent is or will be a party and any other documents to be executed by or on behalf of the Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby;

(viii)      [Reserved].

(ix)         [Reserved].

(f)          Representations; No Event of Default or Event of Loss. On the Closing Date, the following statements shall be correct: (i) the representations and warranties herein of each of LATAM and the Owner are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Indenture Event of Default, a Lease Event of Default or an Event of Loss with respect to the Aircraft or would constitute an Indenture Event of Default, a Lease Event of Default or such an Event of Loss but for the requirement that notice be given or time elapse or both.

(g)          Opinions of Counsel to the Owner. Each such Pass Through Trustee and the Loan Trustee shall have received (i) an opinion addressed to it from Clifford Chance US LLP, New York counsel to the Owner and Lessee, substantially in the form set forth in Exhibit A-1, (ii) an opinion addressed to it from in-house counsel for the Lessee, substantially in the form set forth in Exhibit A-2, (iii) an opinion addressed to it from Greenberg Traurig LLP, special Florida counsel, substantially in the form of Exhibit A-4, (iv) an opinion addressed to it from Maples and Calder, special Cayman Islands counsel to the Owners, substantially in the form set forth in Exhibit D, and (v) an opinion addressed to it from Philippi, Prietocarrizosa & Uría, special Chilean counsel, substantially in the form set forth in Exhibit C-1,

(h)          Opinion of Counsel to WTC, the Loan Trustee, the Pass Through Trustees and the Subordination Agent. Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Morris James LLP, special counsel for WTC, the Loan Trustee, the Pass Through Trustees in existence as of the Closing Date and the Subordination Agent, substantially in the form set forth in Exhibit B.

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(i)          [Reserved].

(j)          [Reserved].

(k)          Certification from LATAM. Each such Pass Through Trustee and the Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of LATAM, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

(l)          Certification from WTC, Loan Trustee and Subordination Agent. Each Pass Through Trustee shall have received a certificate from WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

(m)         [Reserved].

(n)         Insurance Matters. The Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to the Loan Trustee, as to the compliance with the terms of Section 10 of the Lease relating to insurance with respect to the Aircraft.

(o)          No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(p)          Funding of Pass Through Trusts. Each such Pass Through Trustee shall have received in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from the Owner by such Pass Through Trustee.

(q)          [Reserved].

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(r)          Governmental Approvals. All appropriate action required to have been taken prior to the Closing Date by the Aviation Authority or any governmental or political agency, subdivision or instrumentality of the Cayman Islands, Chile or the United States in connection with the transactions contemplated by this Agreement has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement have been issued.

(s)          Title. The Owner shall have good title to the Aircraft and to the other Collateral pledged by it under the Indenture and the Aircraft Security Documents to which it is a party, free and clear of all Liens except Permitted Liens. LATAM shall have good title to the Collateral pledged by it under the Security Documents to which it is a party.

(t)          Satisfaction of Requirements under the Note Purchase Agreement. The conditions precedent set forth in Section 2 of the Note Purchase Agreement, and the requirements set forth in Section 1 of the Note Purchase Agreement relating to the Aircraft and the Equipment Notes, shall have been satisfied.

(u)          Post-Closing Registration and Filing.

(v)         [Reserved].

(ii)         [Reserved].

(iii)        Chilean Perfection Requirements.

(A)         LATAM shall as soon as practicable after the Delivery Date for the Aircraft, provide the Loan Trustee with evidence, in form and substance satisfactory to such party, that all registration formalities with respect to the registration of the Local Mortgage and the Lease Supplement have been completed.

(B)         LATAM shall as soon as practicable, but in any event within fifteen (15) Business Days after the Delivery Date for the Aircraft provide to the Loan Trustee evidence of (i) the delivery to Chilean Customs Authority of the communication indicating the application of the temporary admissions regime over the Aircraft; (ii) the filing of the Local Mortgage and Lease with the Chilean Aircraft Registry.

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(C)         LATAM shall as soon as practicable, but in any event within fifteen (15) Business Days after the Delivery Date for the Aircraft provide the Loan Trustee a copy of the DGAC Registration Certificate (Certificado de Matrícula) with respect of the Aircraft.

(D)         LATAM shall as soon as practicable, but in any event within fifteen (15) Business Days after the Date for the Aircraft provide the Loan Trustee a copy of the standard airworthiness certificate (Certificado de Aeronavegabilidad Estándar) issued by the DGAC respect of the Aircraft.

(E)         Upon the completion of (B)-(D) above LATAM shall procure a legal opinion from their Chilean counsel confirming that each of (B)-(D) has been satisfied.

(iv)        [Reserved].

Section 3.02. Conditions Precedent to Obligations of the Owner. The obligation of the Owner to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by the Owner) prior to or on the Closing Date of the following conditions precedent:

(a)          No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for LATAM or the Owner to enter into any transaction contemplated by the Financing Agreements, the Note Purchase Agreement or the other Pass Through Documents.

(b)          Documentation. The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Owner), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Owner, and the Owner shall have received such documents and evidence with respect to WTC, each Liquidity Provider of each Liquidity Facility in effect as of the Closing Date, the Loan Trustee, the Subordination Agent and each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date as the Owner may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

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(c)          Representations and Warranties. On the Closing Date, the representations and warranties herein of WTC, the Loan Trustee, the Subordination Agent and the Pass Through Trustees of each Pass Through Trust in existence as of the Closing Date shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern WTC, the Loan Trustee, the Subordination Agent or any such Pass Through Trustee, such party shall have so certified to the Owner.

(d)          Certain Opinions and Certificates. The Owner shall have received the opinion referred to in Section 3.01(h), such opinion addressed to the Owner or accompanied by a letter from the counsel rendering such opinion authorizing the Owner to rely on such opinion as if it were addressed to the Owner, and the certificates referred to in Sections 3.01(e)(vii) and 3.01(l).

(e)         [Reserved].

(f)         No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(g)          No Other Party Liens, etc. The Owner shall have received a certificate from WTC dated the Closing Date, signed by an authorized officer of WTC, certifying for each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

(h)          Payment for Equipment Notes. The Owner shall have been paid by each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND INDEMNITIES

Section 4.01. Representations and Warranties of the Owner. The Owner represents and warrants that:

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(a)          Organization; Authority; Qualification. The Owner is an exempted limited liability company duly incorporated and validly existing in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Financing Agreements to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the transactions contemplated hereby.

(b)          Corporate Action and Authorization; No Violations. The execution, delivery and performance by the Owner of this Agreement and the other Financing Agreements to which the Owner is a party have been duly authorized by all necessary corporate action on the part of the Owner, do not require any stockholder approval or approval or consent of any trustee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Owner or the certificate of incorporation or memorandum and articles of association of the Owner or result in the creation of any Lien (other than as permitted under the Indenture and the other Aircraft Security Documents) upon the property of the Owner.

(c)          Governmental Approvals. Neither the execution and delivery by the Owner of this Agreement and the other Financing Agreements to which it is a party, nor the consummation by the Owner of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, any federal or state governmental authority or agency, or the International Registry, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and under the securities laws of any state or other jurisdiction in which the Pass Through Certificates may be offered for sale if the laws of such state or other jurisdiction require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the Owner’s ownership or use of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (iv) the filings and registrations referred to in Section 4.01(e), (v) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions, and (vi) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

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(d)          Valid and Binding Agreements. This Agreement and each other Financing Agreement to which the Owner is a party have been duly executed and delivered by the Owner and constitute the legal, valid and binding obligations of the Owner enforceable against the Owner in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture and the Aircraft Security Documents to which the Owner is a party, as limited by applicable laws that may affect the remedies provided in the Indenture or such Aircraft Security Documents, which laws, however, do not make the remedies provided in the Indenture or such Aircraft Security Documents inadequate for the practical realization of the rights and benefits intended to be provided thereby.

(e)          Filings and Recordation. Except for (i) with respect to the security interests created by the Indenture (with the Indenture Supplement covering the Aircraft), the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of the District of Columbia, (ii) filing of the Local Mortgage and the Lease with the Aviation Authority, and, no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof, the Cayman Islands or, Chile, as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture or in the Collateral created under the Aircraft Security Documents to which the Owner is a party in favor of the Loan Trustee as against the Owner and any third parties in any applicable jurisdiction in the Cayman Islands, Chile or the United States.

(f)          Investment Company Act. The Owner is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g)          Title. As of the Closing Date, (i) the Owner has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified by the Aviation Authority as to type and airworthiness in accordance with the terms of the Lease, (iii) the Aircraft is duly registered with the Aviation Authority in the name of the Owner.

(h)          UCC Location. The Owner is located (as defined in Section 9-307 of the UCC) in the District of Columbia.

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(i)          Security Interest. (A) Each of the Indenture and the Local Mortgage creates in favor of the Loan Trustee, for the benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and perfected Lien on the Aircraft purported to be subjected to the Lien of the Indenture and the Local Mortgage on the Closing Date, subject to no equal or prior Lien, except Permitted Liens, (B) each of the Aircraft Security Documents to which the Owner is a party creates in favor of the Loan Trustee, for the benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and perfected Lien over the Collateral described therein purported to be subjected to the Lien thereof on the Closing Date, subject to no equal or prior Lien, except Permitted Liens.

Section 4.02. Representations and Warranties of LATAM. LATAM represents and warrants that:

(a)          Organization; Authority; Qualification. LATAM is a company duly established and validly existing under the laws of the Chile, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Financing Agreements to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of LATAM and its subsidiaries, considered as a whole.

(b)          UCC Location. LATAM is a “foreign air carrier” within the meaning of the Act and is located (as defined in Section 9-307 of the UCC) in the State of Florida.

(c)          Corporate Action and Authorization; No Violations. The execution, delivery and performance by LATAM of this Agreement and the other Financing Agreements to which LATAM is a party have been duly authorized by all necessary corporate action on the part of LATAM, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of LATAM, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on LATAM or the certificate of incorporation or by-laws of LATAM or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of LATAM under, any material indenture, mortgage, contract or other agreement to which LATAM is a party or by which it or any of its properties may be bound or affected.

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(d)          Governmental Approvals. Neither the execution and delivery by LATAM of this Agreement and the other Financing Agreements to which it is a party, nor the consummation by LATAM of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, any federal or state governmental authority or agency, or the International Registry, except for (i) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over LATAM’s registration or use of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (ii) the filings and registrations referred to in Section 4.02(f) and (iii) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

(e)          Valid and Binding Agreements. This Agreement and each other Financing Agreement to which LATAM is a party have been duly executed and delivered by LATAM and constitute the legal, valid and binding obligations of LATAM enforceable against LATAM in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Aircraft Security Documents to which LATAM is a party, as limited by applicable laws that may affect the remedies provided in such Aircraft Security Documents, which laws, however, do not make the remedies provided in such Aircraft Security Documents inadequate for the practical realization of the rights and benefits intended to be provided thereby.

(f)          Filings and Recordation. Except for (i) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of the State of Florida, and (ii) the filing of the documents listed in Section 3.01(d)(iii), no further filing or recording of any document is necessary or advisable under the laws of the United States, Chile, or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Collateral created under the Aircraft Security Documents to which LATAM is a party in favor of the Loan Trustee as against LATAM and any third parties in any applicable jurisdiction in Chile or the United States.

(g)          Investment Company Act. LATAM is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)          Title. As of the Closing Date, (i) LATAM has good title to the Collateral pledged by it pursuant to the Security Documents to which LATAM is a party, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified by the Aviation Authority as to type and airworthiness in accordance with the terms of the Lease and (iii) the Aircraft is duly registered with the Aviation Authority in the name of the Owner.

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(i)          Security Interest. Each of the Aircraft Security Documents to which LATAM is a party creates in favor of the Loan Trustee, for the benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and perfected Lien on the Collateral purported to be subjected to the Lien of such Aircraft Security Document on the Closing Date, subject to no equal or prior Lien, except Permitted Liens.

Section 4.02A. [Reserved].

Section 4.03. General Indemnity.

(a)          Indemnitee Defined. For the purposes of this Section 4.03, “Indemnitee” means (i) the Owner, (ii) WTC, WTNA and the Loan Trustee, (iii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vi) each Liquidity Provider, (vii) any Related Noteholder, (viii) the Escrow Agent, (ix) the Paying Agent and (x) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors, provided that such Persons shall, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.03 prior to, or concurrently with, the making of a claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Section 4.03 with respect to any Expense, such Indemnitee shall not, to the extent such failure was prejudicial to the Owner, be entitled to any indemnity with respect to such claim under this Section 4.03. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee for purposes hereof.

(b)          Claims Indemnified. Whether or not any of the transactions contemplated hereby are consummated, LATAM shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net After-Tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

(i)          The Operative Agreements or the enforcement of any of the terms of any of the Operative Agreements;

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(ii)         The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable laws by LATAM (or any Permitted Sublessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

(iii)        The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

(iv)        Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by LATAM under any Operative Agreement to which it is party or the falsity of any representation or warranty of LATAM in any Operative Agreement to which it is party.

(c)          Claims Excluded. Notwithstanding anything contained in Section 4.03(b), LATAM shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 4.03(b) in respect of any Expense of such Indemnitee:

(i)          For any Taxes or a loss of Tax benefit, whether or not LATAM is required to indemnify therefor pursuant to Section 4.04;

(ii)         Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by LATAM of its obligations pursuant to the terms of the Operative Agreements) that occur after the Indenture is required to be terminated in accordance with Section 10.01 of the Indenture; provided, that nothing in this clause (ii) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable law by reason of an Indenture Event of Default or for damages from LATAM for breach of LATAM’s covenants contained in the Operative Agreements or to release LATAM from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Indenture;

(iii)        To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

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(iv)        To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person solely by reason of its interest in the Aircraft or any Operative Agreement);

(v)         To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement;

(vi)        To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement;

(vii)       To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, provincial, state or foreign securities laws (other than any thereof caused by acts or omissions of LATAM);

(viii)      (A) With respect to any Indemnitee (other than Loan Trustee), to the extent attributable to the failure of Loan Trustee to distribute funds received and distributable by it in accordance with the Indenture, (B) with respect to any Indemnitee (other than Subordination Agent), to the extent attributable to the failure of Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (C) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (D) with respect to any Indemnitee (other than Escrow Agent), to the extent attributable to the failure of Escrow Agent to pay funds received and payable by it in accordance with any Escrow Agreement, (E) with respect to any Indemnitee (other than Paying Agent), to the extent attributable to the failure of Paying Agent to distribute funds received and distributable by it in accordance with any Escrow Agreement, (F) to the extent attributable to the failure of Depositary to pay funds payable by it in accordance with any Deposit Agreement, (G) with respect to Loan Trustee, to the extent attributable to the gross negligence or willful misconduct of Loan Trustee in the distribution of funds received and distributable by it in accordance with the Indenture, (H) with respect to Subordination Agent, to the extent attributable to the gross negligence or willful misconduct of Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (I) with respect to the Pass Through Trustees, to the extent attributable to the gross negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements, (J) with respect to Escrow Agent, to the extent attributable to the gross negligence or willful misconduct of Escrow Agent in the payment of funds received and payable by it in accordance with any Escrow Agreement, (K) with respect to Paying Agent, to the extent attributable to the gross negligence or willful misconduct of Paying Agent in the distribution of funds received and distributable by it in accordance with any Escrow Agreement and (L) with respect to Securities Intermediary, to the extent attributable to the gross negligence or willful misconduct of Securities Intermediary in the distribution of funds received and distributable by it in accordance with the Indenture.

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(ix)         Other than during the continuation of an Indenture Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement other than such as have been requested by LATAM or as are required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements);

(x)          To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by LATAM;

(xi)         To the extent that it is an ordinary and usual operating or overhead expense;

(xii)        For any Lien attributable to such Indemnitee or any related Indemnitee;

(xiii)       If another provision of an Operative Agreement specifies the extent of LATAM’s responsibility or obligation with respect to such Expense, to the extent arising therefrom other than the failure of LATAM to comply with such specified responsibility or obligation; or

(xiv)      To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

For purposes of this Section 4.03, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

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(d)          Separate Indemnity. This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

(e)          Notice. If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 4.03 is made, such Indemnitee shall give prompt written notice thereof to LATAM. Notwithstanding the foregoing, the failure of any Indemnitee to notify LATAM as provided in this Section 4.03(e), or in Section 4.03(f), shall not release LATAM from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to LATAM (in which event LATAM shall not be responsible for such additional expense) or materially impairs LATAM’s ability to contest such claim.

(f)          Notice of Proceedings; Defense of Claims; Limitations.

(i)          In case any action, suit or proceeding shall be brought against any Indemnitee for which LATAM is responsible under this Section 4.03, such Indemnitee shall notify LATAM of the commencement thereof and LATAM may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 4.03(f)(iii), settle or compromise the same.

(ii)         LATAM or its insurer(s) shall have the right, at its or their expense, to investigate or, if LATAM or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 4.03(f) for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 4.03, and each Indemnitee shall cooperate with LATAM or its insurer(s) with respect thereto; provided, that LATAM shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Indenture Event of Default. In connection with any such action, suit or proceeding being controlled by LATAM, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to LATAM; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by LATAM or its insurers to conduct such proceedings, interfere with the defense of such case.

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(iii)        In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of LATAM, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 4.03.

(iv)        In the case of any Expense indemnified by LATAM hereunder which is covered by a policy of insurance maintained by LATAM pursuant to Section 10 of the Lease, at LATAM’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(v)         If an Indemnitee is not a party to this Agreement, LATAM may require such Indemnitee to agree in writing to the terms of this Article IV and Sections 7.03 and 7.10 prior to making any payment to such Indemnitee under this Article IV.

(vi)        Nothing contained in this Section 4.03(f) shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

(g)          Information. LATAM shall provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in LATAM’s control or is reasonably available to LATAM, which such Indemnitee may reasonably request and shall otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 4.03(f). The Indemnitee shall supply LATAM with such information not within the control of LATAM, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which LATAM may reasonably request to control or participate in any proceeding to the extent permitted by Section 4.03(f).

(h)          Effect on Other Indemnities; Subrogation; Further Assurances. Upon the payment in full by LATAM of any indemnity provided for under this Agreement, LATAM without any further action and to the full extent permitted by law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with LATAM to permit LATAM to pursue such claims, if any, to the extent reasonably requested by LATAM and at LATAM’s expense.

(i)          Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by LATAM hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount LATAM or any of its insurers has paid in respect of such Expense) over to LATAM unless an Indenture Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Loan Trustee to hold as security for LATAM’s obligations under the Operative Agreements or, if requested by LATAM, applied to satisfy such obligations.

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Section 4.04. General Tax Indemnity.

(a)          General. Except as provided in Section 4.04(b), LATAM and the Owner agree that each payment paid by (or on behalf of) the Owner to a Tax Indemnitee under the Equipment Notes, and any other payment or indemnity paid by (or on behalf of) the Owner or LATAM to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income and any Taxes imposed under FATCA), and in the event that the Owner or LATAM or any applicable withholding agent (“Payor”) shall be required by applicable law to make any such withholding or deduction for or on account of Taxes (x) Payor shall make all such withholdings or deductions, (y) the amount payable by Payor shall be increased so that after making all required withholdings or deductions (including any withholdings or deductions applicable to additional amounts payable under this Section 4.04(a)) such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Payor shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 4.04(b) and whether or not any of the transactions contemplated hereby are consummated, the Owner and LATAM shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing, upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, re- registration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by LATAM, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

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LATAM shall be jointly and severally liable with the Owner in respect of obligations of the Owner under this Article IV.

(b)          Certain Exceptions. The provisions of Section 4.04(a) shall not apply to, and neither LATAM nor the Owner shall have any liability hereunder for, Taxes:

(i)          imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, any withholding taxes on, based on or measured by net income or receipts, and any Taxes imposed under FATCA or any intergovernmental agreement entered into in connection with FATCA or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, value added (which are not in substitution for or in the nature of an income tax), use, license or property Taxes);

(ii)         imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, value added, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by a Person within the jurisdiction of the Taxing Authority imposing such Tax, (II) the activities of any such Person in such jurisdiction, including, but not limited to, use of any other aircraft by LATAM or the Sublessee in such jurisdiction, (III) the status of the Owner, LATAM, or the Sublessee as a resident of or as engaged in business in such jurisdiction, (IV) the status of any Tax Indemnitee as a non-resident of such jurisdiction provided such Tax Indemnitee has no present or former connection with such jurisdiction other than arising solely from such Tax Indemnitee’s having executed, delivered, performed its obligations or received a payment under, or enforced, or engaged in any other transaction pursuant to and in accordance with any Operative Agreement, (V) LATAM or the Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (VI) in the case of the Owner, the Pass Through Trustees, the Noteholders or any related Tax Indemnitee, LATAM, the Owner, or the Sublessee being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

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(iii)        on, or with respect to, or measured by, any trustee fees, commissions or compensation received by the Pass Through Trustee, Subordination Agent or Loan Trustee;

(iv)        that are being contested as provided in Section 4.04(d) hereof;

(v)         imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or a related Indemnitee;

(vi)        imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part, any interest arising under the Equipment Notes or the Operative Agreements or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Indenture Event of Default that shall have occurred and have been continuing);

(vii)       Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to a Tax Indemnitee or a related Tax Indemnitee described in paragraph (vi) above;

(viii)      consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of the Owner or LATAM to fulfill its obligations, if any, under Section 4.04(f) with respect to such return;

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(ix)         resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that neither the Owner nor LATAM nor the Sublessee is obligated to discharge under the Operative Agreements;

(x)          imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any related Tax Indemnitee contained in any Operative Agreement (including any Pass Through Trust Agreement) or the inaccuracy of any representation or warranty by such Tax Indemnitee or any related Tax Indemnitee in any Operative Agreement (including any Pass Through Trust Agreement);

(xi)         in the nature of a franchise, an intangible or similar Tax upon or with respect to the value or principal amount of the interest of any Noteholder in any Equipment Note or the loan evidenced thereby but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction by such Tax Indemnitee;

(xii)        imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States or Chile to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

(xiii)       imposed as a result of a failure by such Tax Indemnitee (other than Owner) or a holder of the Pass Through Certificates to provide proper documentation establishing an exemption from or reduction of such Tax to which such Tax Indemnitee or Pass Through Certificate holder is entitled, where the Owner, LATAM or a Trustee has requested by written notice given a reasonable period of time (and in any event at least 30 days) before such Tax is due that such documentation be provided and where such Tax Indemnitee or Pass Through Certificate holder is legally entitled to provide such documentation; or

(xiv)      Taxes relating to ERISA or Section 4975 of the Code.

For purposes hereof, a Person (whether or not such Person is a Tax Indemnitee as defined in Annex A) shall be considered a related Tax Indemnitee if such Person is an Affiliate or employer of a Tax Indemnitee, a director, officer, employee, agent, or servant of a Tax Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

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Notwithstanding anything in this Agreement or any other Operative Agreement to the contrary, in the event any amount is withheld by a Person, on account of a Tax for which the Owners and LATAM do not have liability under Section 4.04, from a payment or indemnity payable pursuant to any Operative Agreement to a Tax Indemnitee, the amount so withheld shall be considered for purposes of the Operative Agreements to have been paid to such Tax Indemnitee.

(c)	Payment.

(i)          A Payor’s indemnity obligation to a Tax Indemnitee under this Section 4.04 shall be determined on an After-Tax Basis, provided that nothing herein contained shall interfere with the right of the Tax Indemnitee to arrange its Tax affairs in whatever manner it reasonably thinks fit and, in particular, the Tax Indemnitee shall be under no obligation to claim relief for Tax purposes, or to claim such relief in priority to any other claims, release, credits or deductions available to it.

(ii)         At LATAM’s request, the computation of the amount of any indemnity payment owed by a Payor or any amount owed by a Tax Indemnitee to Payor pursuant to this Section 4.04 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to LATAM. Such verification shall be binding, absent manifest error. The costs of such verification (including the fee of such public accounting firm) shall be borne by LATAM unless such verification shall result in an adjustment in a Payor’s favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

(iii)        Each Tax Indemnitee shall provide the Owner and LATAM with such certifications, information and documentation as shall be in such Tax Indemnitee’s possession and as shall be reasonably requested by the Owner or LATAM to minimize any indemnity payment pursuant to this Section 4.04 unless so doing would be prohibited by applicable law; provided that, notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide the Owner or LATAM with any Tax returns.

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(iv)        Each Tax Indemnitee shall promptly forward to the Owner and LATAM any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 4.04. LATAM or Owner shall pay any amount for which it is liable pursuant to this Section 4.04 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 4.04(d), within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Payor shall promptly furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Payor’s payment of any Tax paid by Payor or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee. Payor shall also furnish promptly, with a copy to LATAM in the case Payor is the Owner (or a withholding agent), upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Payor or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by international air carriers under similar circumstances. For purposes of this Section 4.04 a “Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 4.04(d), which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 4.04(d) that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

(v)         If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Payor pursuant to this Section 4.04 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Payor an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 4.04 by Payor to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Payor pursuant to this Section 4.04(c)(v)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce only to the extent of such excess, any subsequent obligations of Payor to make payments to such Tax Indemnitee pursuant to this Section 4.04); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as an Indenture Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 4.04 without regard to the provisions of Section 4.04(b) (other than Section 4.04(b)(v)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit provided that nothing herein shall interfere with a Tax Indemnitee’s right to arrange its affairs in whatever manner it reasonably thinks fit and a Tax Indemnitee shall be under no obligation to claim relief for Tax purposes in priority to any other claims, reliefs, creditor or deductions available to it.

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(d)          Contest.

(i)          If a written claim is made against a Tax Indemnitee for Taxes with respect to which LATAM or Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which LATAM or Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give the Owner and LATAM notice in writing of such claim (provided, that failure to so notify the Owner or LATAM shall not relieve LATAM or Owner of its indemnity obligations hereunder unless such failure to notify effectively forecloses the Owner’s or LATAM’s rights to require a contest of such in which case the Owner and LATAM are relieved of their indemnity obligations to the extent their right to contest is foreclosed) and shall take no action with respect to such claim without the prior written consent of LATAM for 30 days following the receipt of such notice by the Owner and LATAM; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to the Owner and LATAM, so inform the Owner and LATAM, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by LATAM or Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties, and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that the Owner and LATAM shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish the Owner and LATAM with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which LATAM or Owner may be required to indemnify hereunder. If requested by the Owner and LATAM in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of LATAM (including, without limitation, all reasonable costs, expenses and reasonable attorneys’ and accountants’ fees and disbursements), in good faith contest (or, if permitted by Applicable Law, allow LATAM or Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by the Owner and LATAM, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court or the highest relevant court of Chile. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit LATAM or Owner to control the conduct of any such proceeding and shall provide to LATAM or Owner (at LATAM or Owner’s cost and expense) with such information or data that is in such Tax Indemnitee’s control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with LATAM and Owner in good faith regarding the manner of contesting such claim and shall keep LATAM and Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 4.04(d) (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of LATAM (except as contemplated by Section 4.04(d)(ii) or 4.04(d)(iii)).

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(ii)         Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit LATAM or Owner to pursue any contest) unless (i) LATAM or Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, (ii) if such contest shall involve the payment of the claim, LATAM or Owner shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free, after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to LATAM or Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless LATAM or Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify the Owner and LATAM in writing promptly after it becomes aware of any such risk), (iv) no Indenture Event of Default shall have occurred and be continuing unless LATAM or Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by LATAM or Owner, LATAM or Owner shall have acknowledged its liability for such claim hereunder, provided that LATAM or Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that LATAM or Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by LATAM or Owner pursuant to this Section 4.04 without the prior written permission of LATAM, LATAM or Owner’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 4.04(d)(iii), and subject to Section 4.04(d)(iii), such Tax Indemnitee shall promptly repay to LATAM or Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

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(iii)        Notwithstanding anything contained in this Section 4.04, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without LATAM’s consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 4.04 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to LATAM or Owner any amount previously paid or advanced by LATAM or Owner pursuant to this Section 4.04 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with LATAM the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

(e)          Refund. If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by LATAM or Owner, such Tax Indemnitee shall pay to LATAM or Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by LATAM or Owner to such Tax Indemnitee theretofore made pursuant to this Section 4.04 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce, only to the extent of such excess, any subsequent obligation of LATAM or Owner to make payments to such Tax Indemnitee pursuant to this Section 4.04). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to LATAM or Owner within 30 days of such receipt or realization of such credit that proportion of such interest (net of Taxes) that shall be fairly attributable to Taxes paid, reimbursed or advanced by LATAM or Owner prior to the receipt of such refund or realization of such credit.

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(f)          Tax Filing. If any report, return or statement is required under applicable law to be filed with respect to any Tax which is subject to indemnification under this Section 4.04, Payor shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner and LATAM in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish the Owner and LATAM with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by the Owner and LATAM (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Payor shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, or, where Payor is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

(g)          Forms. Each Tax Indemnitee agrees to furnish from time to time to the Owner, LATAM or Loan Trustee or to such other person as the Owner, LATAM or Loan Trustee may designate, at the Owner’s, LATAM’s or Loan Trustee’s request, such duly executed and properly completed forms as are necessary pursuant to applicable law or the official practice of the relevant Taxing Authority in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) the Owner and LATAM have provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee. Without limiting the foregoing, each Tax Indemnitee shall provide to LATAM or the Loan Trustee, at such person’s request, such forms, documents and information as are necessary or appropriate for LATAM or the Loan Trustee to comply with its reporting, withholding and other obligations under FATCA.

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(h)          Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Owner and LATAM, acting together, may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Owner and LATAM, to the terms of this Section 4.4           and Section 7.03 and 7.10 prior to making any payment to such Tax Indemnitee under this Section 4.04.

(i)          Subrogation. Upon payment of any Tax by Payor pursuant to this Section 4.4           to or on behalf of a Tax Indemnitee, LATAM or Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with LATAM or Owner (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Payor to pursue such claims.

Section 4.05. Payments. Any payments made pursuant to Section 4.03 or 4.04 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to LATAM or Owner, or to the relevant Taxing Authority if so directed by the relevant Indemnitee or Tax Indemnitee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or LATAM or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or LATAM or Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

Section 4.06. Interest. If any amount, payable by LATAM or Owner, any Indemnitee or any Tax Indemnitee under Section 4.03 or 4.04 is not paid when due under the terms of this Agreement, the person obligated to make such payment shall pay on demand, to the extent permitted by applicable law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Past Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

Section 4.07. Benefit of Indemnities. The obligations of LATAM and Owner in respect of all indemnities, obligations, adjustments and payments in Section 4.03 or 4.04 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Indenture.

Section 4.08. Certain Payments. LATAM agrees to pay to the Owner (who shall, pursuant to Section 2.14 of the Indenture, pay such amounts to the Loan Trustee) for distribution by the Loan Trustee in accordance with Section 3.04 of the Indenture the amounts specified in Section 2.14 of the Indenture, on the same terms and conditions set forth therein.

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ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF WTC

Section 5.01. Representations, Warranties and Covenants of WTC. WTC, generally, and each of the Loan Trustee, the Subordination Agent and the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date as it relates to it, represents, warrants and covenants that:

(a)          Organization; Authority. WTC is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, is eligible to be the Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Financing Agreements and the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. WTC is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture.

(b)          Due Authorization; No Violations. The execution, delivery and performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Agreement, each of the other Financing Agreements and each of the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, the performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of its obligations thereunder and the consummation on the Closing Date or the Issuance Date, as the case may be, of the transactions contemplated thereby, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date or the Issuance Date, as the case may be: (i) have been duly authorized by all necessary action on the part of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which WTC is located and which governs the trust powers of WTC or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee or any of their assets, (iii) will not violate any provision of the charter of WTC and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

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(c)          Approvals. Neither the execution and delivery by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Financing Agreement or any Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, nor the consummation by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where WTC is located and regulating the trust powers of WTC, or (ii) any trustee or other holder of any debt of WTC.

(d)          Valid and Binding Agreements. This Agreement, each other Financing Agreement and each Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party have been duly executed and delivered by WTC, individually and in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

(e)          No Loan Trustee Liens or Other Party Liens. It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.

(f)          Intercreditor Agreement. The Equipment Notes to be issued to the Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

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(g)          Funds Transfer Fees. Each of WTC, the Loan Trustee, the Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Owner of funds to, through or by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Financing Agreement or any Pass Through Document, except as may be otherwise agreed to in writing by the Owner.

(h)          Confidentiality. Each of WTC, the Loan Trustee, the Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

(i)          Certain Tax Matters. There are no Taxes payable by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any Operative Agreements or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Agreements or the Pass Through Documents), and there are no Taxes payable by such Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Agreements or the Pass Through Documents) and, assuming that the Pass Through Trusts in existence as of the Closing Date will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, such Pass Through Trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

(j)          Limitation on Situs of Activities. Except with the consent of the Owner, which shall not be unreasonably withheld, WTC will act as Pass Through Trustee, Subordination Agent and Loan Trustee solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.

(k)          No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee to perform its obligations under any Financing Agreement or any Pass Through Document.

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(l)          Other Representations. The representations and warranties contained in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of each Trust Supplement are true, complete and correct as of the Closing Date.

ARTICLE VI

OTHER COVENANTS AND AGREEMENTS

Section 6.01. Other Agreements.

(a)          Fees and Expenses. Each of LATAM and the Owner, jointly and severally, agrees promptly to pay (without duplication of any other obligation LATAM may have to pay such amounts) (1) the initial and annual fees and (to the extent the Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of the Loan Trustee in connection with the transactions contemplated hereby and (2) the following expenses incurred by the Loan Trustee, the Subordination Agent and the Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Financing Agreements and the other documents or instruments referred to herein or therein:

(i)          the reasonable fees, expenses and disbursements of (A) Morris James LLP, special counsel for the Loan Trustee, the Subordination Agent and the Pass Through Trustees of the Pass Through Trusts in existence as of the Closing Date, (B) Maples & Calder, special Cayman Islands counsel, and (C) Philippi, Prietocarrizosa & Uría, special Chilean counsel; and

(ii)         all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.

(b)          Continuing Registration and Re-Registration. The Loan Trustee, the Noteholders, the Subordination Agent and each Pass Through Trustee agree to execute and deliver, at LATAM’s expense, all such documents and consents as the Owner or LATAM may reasonably request for the purpose of continuing the registration of the Aircraft at the Aviation Authority in the Owner’s name. In addition, each of the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of the Owner, to cooperate with the Owner in effecting any foreign registration of the Aircraft pursuant to Section 7.02(b) of the Lease; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(b) of the Lease are met to the reasonable satisfaction of, or waived by, the Loan Trustee.

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(c)          Quiet Enjoyment. Each of WTC, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder and the Class A Liquidity Provider (by having entered into the Class A Liquidity Facility) and the Class B Liquidity Provider (by having entered into the Class B Liquidity Facility) agrees that, unless an Indenture Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by the Owner, LATAM or any transferee of any interest in any thereof permitted under the Indenture.

(d)          No Noteholder Liens. Each Noteholder, including, without limitation, the Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and the Owner against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.01(d).

(e)          Agreement to be Bound; Transfer. By its acceptance of its Equipment Notes, each Noteholder unconditionally agrees for the benefit of the Owner and the Loan Trustee: (i) to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder; and (ii)         that it will not transfer any Equipment Note (or any part thereof) to any entity unless such transfer complies with and does not violate the Securities Act (or require registration under such Act) or any other law (including, without limitation, ERISA, the Code and Similar Law), and does not create a relationship that would be in violation thereof, or result in a “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or Similar Law or require qualification of an indenture under the Trust Indenture Act.

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(f)          Tax Returns. Each Pass Through Trustee shall file any tax returns required to be filed by the related Pass Through Trust and LATAM shall pay the Applicable Portion of any expenses relating thereto. LATAM shall be responsible for the Applicable Portion of any interest or penalties related to any Pass Through Trustee’s failure to file any such tax returns required to be filed by the relevant Pass Through Trust, except to the extent that such failure is attributable to the gross negligence or willful misconduct of such Pass Through Trustee. For purposes of this Section 6.01(f), the “Applicable Portion” of any amount shall equal such amount multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Equipment Notes held by the relevant Pass Through Trustee, and the denominator of which shall be the sum of the outstanding aggregate principal amount of all “Equipment Notes” issued under each of the “Indentures” (in each case as defined in the Intercreditor Agreement) held by such Pass Through Trustee.

(g)          Maintenance of Filings. Each of LATAM and the Owner, jointly and severally and at their joint and several expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and refiling of the Local Mortgage and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture, the Local Mortgage, the other Aircraft Security Documents to which the Owner or LATAM is a party or will furnish the Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Loan Trustee to take such action. In addition, LATAM and the Owner will, jointly and severally, pay any and all recording, stamp and other similar taxes payable in the Cayman Islands and Chile, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Local Mortgage or any such Aircraft Security Document or any such financing statements or other instruments. LATAM will notify the Loan Trustee of any change in its location (as such term is used in Section 9-307 of the Uniform Commercial Code as in effect in the State of New York) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection absent refiling) of financing statements filed under the Operative Agreements.

Section 6.02. Certain Covenants of the Owner. The Owner covenants and agrees with the Loan Trustee as follows:

(a)          Further Assurances. On and after the Closing, the Owner will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Loan Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Financing Agreements; provided that any instrument or other document so executed by the Owner will not expand any obligations or limit any rights of the Owner in respect of the transactions contemplated by the Financing Agreements.

(b)          Registration of International Interests.

(i)          [Reserved].

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(ii)         Chilean Filing Requirements. On or prior to the Closing Date, the Owner will cause the registration or the filing of the documents listed in Section 3.01(d)(iii), and thereafter the Owner will cause the registration or the filing of the documents listed in Section 3.01(u)(iii).

(iii)        [Reserved].

(c)          [Reserved].

(d)          Maintenance of Corporate Existence. The Owner shall at all times maintain its corporate existence.

(e)          Merger; Consolidation; Transfer of Assets. The Owner shall not consolidate with or merge into any other Person or convey, transfer or lease any of its assets to any Person except for the leasing the Aircraft pursuant to the Lease, the leasing of any Related Aircraft pursuant to any Related Leases and any conveyance, transfer or lease permitted under the Operative Agreements.

(f)          Special Purpose. The Owner shall not:

(i)          enter into any business or other activity other than (A) the entry into, exercise of rights under, and the performance of all obligations to be performed by it pursuant to, the Operative Agreements or any documents executed or to be executed by it in connection with the transactions contemplated thereby, (B) paying expenses incurred in the ordinary course of the business contemplated by the Operative Agreements, and (C) activities incidental to the foregoing, including without limitation arrangements for the management and/or administration of the Owner;

(ii)         contract for, create, incur or assume any indebtedness (including contingent liability therefor), grant any credit, guarantee any debts or grant any indemnity other than pursuant to the Operative Agreements; and

(iii)        enter into any contract or agreement with any Person, nor create or incur, any liability to any Person, other than such contracts or liabilities, or both, as expressly provided for or permitted or contemplated by the Operative Agreements to which the Owner is a party, and contracts, liabilities, ordinary operating costs and overhead expenses as have arisen or may arise in the ordinary course of carrying on business in accordance with this Section 6.02(f).

(g)          Independent Director. The Owner shall at all times have at least one Independent Director, who may be the Independent Director serving on its board of directors. The Owner shall not take any action that would constitute a Reserved Matter without the prior consent of the Independent Director.

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(h)          Separateness. The Owner shall conduct its business such that it is a separate and readily identifiable business from, and independent of, LATAM and any other Person (collectively, “Unrelated Parties”), and further covenants as follows:

(i)          The Owner will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Unrelated Party;

(ii)         The Owner shall maintain its assets and liabilities separate and distinct from those of each Unrelated Party, and will not commingle its assets with those of any Unrelated Party;

(iii)        The Owner shall maintain its accounts and funds separate and distinct from the accounts and funds of each Unrelated Party and will receive, deposit, withdraw and disburse its funds separately from any funds of any Unrelated Party, except as provided in the Financing Agreements;

(iv)        The Owner shall maintain records, books, accounts and minutes separate from those of any Unrelated Party;

(v)         The Owner shall conduct its own business in its own name, and not in the name of any Unrelated Party;

(vi)        The Owner shall maintain separate financial statements from each Unrelated Party or, if it is part of a consolidated group, then it will be shown as a separate member of such group;

(vii)       The Owner shall not hold out that it is a division of any Unrelated Party, or that any Unrelated Party is a division of it; and

(viii)      The Owner shall observe all corporate or other procedures required under applicable law and under its constitutive documents.

Section 6.03. Certain Covenants of LATAM. LATAM covenants and agrees with the Loan Trustee as follows:

(a)          Further Assurances. On and after the Closing, LATAM will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Loan Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Financing Agreements; provided that any instrument or other document so executed by LATAM will not expand any obligations or limit any rights of LATAM in respect of the transactions contemplated by the Financing Agreements.

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(b)          Registration of International Interests and Local Filings.

(i)          [Reserved].

(ii)         Chilean Filing Requirements. On or prior to the Closing Date, LATAM will cause the registration or the filing of the documents listed in Section 3.01(d)(iii), and thereafter LATAM will cause the registration or the filing of the documents listed in Section 3.01(u)(iii).

(iii)        [Reserved].

(c)          Subleasing; Purchase Option. In circumstances where applicable law requires that any sublease or interchange agreement must contain, in favor of the Permitted Sublessee or Interchange Counterparty, a purchase option or other right to acquire title to the Aircraft, in circumstances permitted by Section 7(e)(v)(19) of the Lease, LATAM shall procure that the relevant Permitted Sublessee or Interchange Counterparty shall execute, in favor of the Loan Trustee, an undertaking confirming that any such purchase option or other right to acquire title to the Aircraft will not be exercised. LATAM agrees that if any such Permitted Sublessee or Interchange Counterparty fails to provide such undertaking on or prior to entering into such sublease or interchange agreement or exercises such purchase option or other right to acquire title to the Aircraft, such exercise shall constitute an immediate Indenture Event of Default.

(d)          Maintenance of Corporate Existence. LATAM shall at all times maintain its corporate existence except as permitted by Section 6.03(e).

(e)          Merger; Consolidation; Transfer of Substantially All Assets.

(i)          LATAM shall not consolidate with or merge into any other Person under circumstances where LATAM is not the surviving Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless (A) immediately prior to such transaction and immediately after giving effect to such transaction no Lease Event of Default or Indenture Event of Default will have occurred or be continuing; (B) the Person formed by such consolidation or into which LATAM is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of LATAM as an entirety shall be organized and validly existing under (x) the laws of the Chile or any territory thereof or (y) the laws of the United States of America or any state thereof or the District of Columbia, provided that, in the case of clause (y), such Person shall be a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the United States Bankruptcy Reform Act of 1978, as amended, with respect to the Lease or the Aircraft, and (C) such Person shall execute and deliver to the Pass Through Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent an agreement in form and substance reasonably satisfactory to them containing an assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of LATAM under this Note Purchase Agreement and the Financing Agreements to which LATAM is a party.

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(ii)         Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of LATAM as an entirety in accordance with this Section 6.03(e), the successor Person formed by such consolidation or into which LATAM is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, LATAM under this Agreement with the same effect as if such successor Person had been named as the Lessee and under the Financing Agreements.

(iii)        The Loan Trustee, each of the Pass Through Trustees and the Subordination Agent, the Escrow Agent and the Paying Agent may request an officer’s certificate and an opinion of counsel of LATAM (or such successor) as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Section 6.03(e).

(f)          Lease Obligations. LATAM shall at all times comply with the provisions of, and perform all of its obligations under, each of the Lease and each other Financing Agreement to which it is a party.

(g)          Covenants in Respect of Owner. So long as LATAM is a shareholder of the Owner, LATAM shall not (i) except pursuant to the Put Option Agreement or the Call Option Agreement in respect of the Owner, sell, assign, transfer or otherwise dispose of, or agree to sell, assign, transfer or otherwise dispose of, its ownership interest in the Owner, (ii) amend, supplement or otherwise modify or waive any term or provision of memorandum and articles of association of the Owner (or consent to any of the foregoing) or (iii) take, or omit to take, any action within its control that would result in the Owner breaching any of its obligations under Section 6.02 above.

42

(h)          Consent to Security for Owner’s Obligations. In order to secure the repayment, among other things, of the Secured Obligations, Owner has agreed in the Indenture, among other things, to assign to Loan Trustee its right, title and interest in and to the Lease, including all associated rights related thereto, subject to the reservations and conditions therein set forth. LATAM hereby consents to such assignment (and to any further assignment by Loan Trustee in connection with an exercise of its remedies under the Indenture) and acknowledges receipt of a copy of the Indenture. Until the Lien of the Indenture has been released, (a) LATAM shall, notwithstanding anything in the Lease or the other Financing Agreements to the contrary, make all payments of Rent (including all payments of Basic Rent and Supplemental Rent) in accordance with the Indenture and such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which LATAM may be able to assert against Owner or any other Person in an action brought by any thereof on the Lease or any other Financing Agreement, (b) all rights of Owner with respect to the Lease (including all consent, waiver and notice rights), the Aircraft, the Airframe, any Engine or any Part thereof, to the extent set forth in and subject in each case to the exceptions set forth in the Financing Agreements, shall be exercisable by Loan Trustee (to the exclusion of Owner) and (c) all documents, notices, certificates and opinions of counsel sent by LATAM to Owner under the Lease shall also be sent to Loan Trustee.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by registered or certified United States mail, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), and addressed as follows: (a) if to LATAM, the Owner, WTC, the Loan Trustee, the Subordination Agent or any Pass Through Trustee, to its respective address (including facsimile number) set forth on Schedule I, or (b) if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice set forth in this Section 7.01.

Section 7.02. Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided for herein, the representations, warranties, indemnities, covenants and agreements of the Owner, WTC, LATAM, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and the Noteholders provided for in this Agreement, and each of their obligations hereunder, shall survive the making of the loans, any return of the Aircraft, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Financing Agreements.

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Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 7.04. Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.05. No Oral Modifications or Continuing Waivers; Consents. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided that no such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to the Loan Trustee.

Section 7.06. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by LATAM, by the Owner, by WTC, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by the Owner, LATAM, and subject to the terms of Section 6.03(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, the Subordination Agent and its successor under the Intercreditor Agreement and the Loan Trustee and its successor under the Indenture, whether so expressed or not.

44

Section 7.08. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein. Each of LATAM and the Owner agrees and acknowledges that the Indemnitees and Tax Indemnitees that are not parties to this Agreement are third party beneficiaries of the indemnities by LATAM contained in Sections 4.03 and 4.04 and that each Liquidity Provider is a third party beneficiary of the Owner’s representations and warranties in Section 4.01, LATAM’s representations and warranties in Section 4.02, the covenant and agreement of the Owner contained in Section 6.02(e) and the covenant and agreement of LATAM contained in Section 4.08 and Section 6.03(e), and that such Persons may rely on such indemnities, representations and warranties or covenants and agreements, as the case may be, to the same extent as if such indemnities, representations and warranties or covenants and agreements were made to such Indemnitees and Tax Indemnitees or such Liquidity Provider, as the case may be, directly. WTC, generally, and each of the Loan Trustee, the Subordination Agent and each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date, insofar as relating to each such Person, agrees and acknowledges that each Liquidity Provider is a third party beneficiary of the representations and warranties set forth in Section 5.01, and that such Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to such Liquidity Provider directly.

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.

Section 7.10. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Financing Agreements hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts. The Owner hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents of any of the aforementioned courts in any such suit, action or proceeding may be made by mailing copies thereof by registered or certified mail, postage prepaid, to its agent for process set forth in Schedule IV to the Note Purchase Agreement.

45

Section 7.11. No Petition. Each of LATAM, the Owner, the Loan Trustee, each Pass Through Trustee, the Subordination Agent and any other Noteholder covenants that (i)          until one year and one day after the Series A Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class A Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class A Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class A Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class A Pass Through Trust, (ii) until one year and one day after the Series B Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class B Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class B Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class B Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class B Pass Through Trust, (iii) if any Additional Series Equipment Notes of any series shall have been issued, until one year and one day after such Additional Series Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the related Additional Series Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against such Additional Series Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Additional Series Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Additional Series Pass Through Trust.

Section 7.12. Normal Commercial Relations. Anything contained in this Participation Agreement to the contrary notwithstanding, the Loan Trustee, any Noteholder or any other party to any of the Financing Agreements or the Pass Through Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with LATAM or the Owner , fully to the same extent as if this Participation Agreement were not in effect, including without limitation the making of loans or other extensions of credit to LATAM for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Section 7.13. No Waiver. To the extent permitted by applicable law, no failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. To the extent permitted by applicable law, no notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further notice, in any circumstances without notice or demand.

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Section 7.14. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Agreement, the other Financing Agreements and the Pass Through Documents.

Section 7.15. Limited Recourse. Notwithstanding any other provision of this Agreement or any other Financing Agreement, the obligations of the Owner to make any payments under the Equipment Notes, this Agreement or any other Financing Agreement shall be equal to the nominal amount of each payment or, if less, the actual amount received or recovered from time to time by or on behalf of the Owner which consists of funds which are entitled to be applied by the Owner in making such payment in accordance with this Agreement and the other Financing Agreements from the Collateral, including amounts payable to the Owner under the Lease and the proceeds of any contingent claims that are included in the Collateral, and no party hereto will have further recourse to the Owner in respect of such obligations beyond its rights under this Agreement and the other Financing Agreements. On enforcement of this Agreement and the other Financing Agreements, after realization of the Collateral, including amounts payable to the Owner under the Lease and liquidation of any contingent claims that are included in the Collateral, and distribution of all proceeds the Collateral, including the proceeds of any such Lease payments and contingent claims, in accordance with this Agreement and the other Financing Agreements, none of the parties hereto may take any further steps against the Owner or against any of its directors or officers in respect of such obligations. No party hereto (other than the Loan Trustee acting on the direction of the Controlling Party) will, until the expiry of one year and one day after the payment of all sums outstanding and owing under the latest maturing Equipment Note then rated, take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer of the Owner, or against any of the revenues and assets of the Owner; provided, however, that nothing shall prevent any party hereto from otherwise participating in such bankruptcy or other proceeding instituted by any other Person. This Section 7.15 shall not prevent any payment becoming due for the purposes of an Indenture Event of Default.

[Signature Pages Follow.]

47

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

LATAM AIRLINES GROUP S.A.

BY:	/s/ Pilar Duarte
	Name:	Pilar Duarte
	Title:	Senior Legal Financing Director

PARINA LEASING LIMITED

BY:	/s/ Pilar Duarte
	Name:	Pilar Duarte
	Title:	Authorized Signatory

[Signature Page to Participation Agreement 2015-1 EETCJ]

WILMINGTON TRUST COMPANY, as Pass Through Trustee under each of the Pass Through Trust Agreements

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

WILMINGTON TRUST COMPANY, As Subordination Agent

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

WILMINGTON TRUST COMPANY, As Loan Trustee

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

WILMINGTON TRUST COMPANY, in its individual capacity solely as expressly set forth herein

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

[Signature Page to Participation Agreement 2015-1 EETCJ]

SCHEDULE I to

PARTICIPATION AGREEMENT

CERTAIN TERMS

Aircraft Model:	Airbus A321-200

Chilean Registration Number:	CC-BEE

Manufacturer’s Serial Number:	6698

Purchase Agreement:	“Purchase Agreement” means Second A320 Family Purchase Agreement, dated as of March 20, 1998, as amended pursuant to Amendment No.1, dated February 24, 2000, and as amended and restated pursuant to a deed of amendment and restatement dated August 1, 2000, between Airbus S.A.S. (f/k/a Airbus GIE and Airbus Industrie GIE), as seller, and LATAM (f/k/a LAN Airlines S.A. and LAN Chile S.A.), as buyer, as further amended, supplemented or modified from time to time (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement).

Warranty Rights:	“Warranty Rights” means all right and interest of the Owner in to and under the warranty rights given by the Manufacturer in respect of the Airframe to the Owner pursuant to clause 12 (Warranties and Service Life Policy) and clause 13 (Trade Secret, Patent and Copyright Indemnity) of the Purchase Agreement, including all post-delivery rights in respect thereof insofar as they relate to the Airframe, in each case, as are specifically set forth in the Manufacturer Consent and as are and remain available on the date hereof, it being understood that the Warranty Rights exclude any and all other right, title and interest of the Owner, in, to and under the Purchase Agreement and that the Warranty Rights and the grant of a security interest therein are subject to the terms and conditions of the Warranty Assignments.

Addresses for Notices and Account Details

LATAM: LATAM Airlines Group S.A.	LATAM Airlines Group S.A. Edificio Huidobro	Bank: Citibank N.A. ABA No.: 02-10-0008-9
	Avda. Presidente Riesco 5711 Piso 20	Account No.: 36186062
	Las Condes, Santiago Chile	SWIFT: CITIUS33
	Attention: General Counsel/Corporate Finance Director	Reference: LATAM 2015-1 EETC
Telephone: + 56 2 565 3952 Fax: + 56 2 565 8764
E-mail: GrupoTesoreriaPagosChile_2@lanchile.com

Owner:	c/o Maples Corporate Services Limited
Parina Leasing Limited	PO Box 309
Ugland House
Grand Cayman
KY1-1104
Cayman Islands

WTC:	Wilmington Trust Company	Bank: Wilmington Trust Company
Wilmington Trust Company	1100 North Market Street	Wilmington, Delaware
	Wilmington, Delaware 19890	ABA No.: 031-100092
	Attention: Corporate Trust	Account No.: 112242-000
	Admin/Drew Davis Reference: LATAM 2015-1	Attention: Corporate Trust Administration
	EETC Telephone: 302-636-6182	Reference: LATAM 2015-1 EETC
Facsimile: 302-636-4140 E-mail:
DHDavis@Wilmingtontrust.co m

Sch. I - 2

Loan Trustee:	Wilmington Trust Company	Bank: Wilmington Trust Company
Wilmington Trust Company	1100 North Market Street	Wilmington, Delaware
	Wilmington, Delaware 19890	ABA No.: 031-100092
	Attention: Corporate Trust	Account No.: 112242-000
	Admin/Drew Davis	Attention: Corporate Trust
	Reference: LATAM 2015-1 EETC	Administration Reference: LATAM 2015-1
	Telephone: 302-636-6182 Facsimile: 302-636-4140	EETC
E-mail:
DHDavis@Wilmingtontrust.com

Pass Through Trustee:	Wilmington Trust Company	Bank: Wilmington Trust
Wilmington Trust Company	1100 North Market Street Wilmington, Delaware 19890	Company Wilmington, Delaware
	Attention: Corporate Trust	ABA No.: 031-100092
	Admin/Drew Davis	Account No.: 112396-000
	Reference: LATAM 2015-1 EETC	Attention: Corporate Trust Administration
	Telephone: 302-636-6182 Facsimile: 302-636-4140	Reference: LATAM 2015-1 EETC
E-mail:
DHDavis@Wilmingtontrust.com

Subordination Agent:	Wilmington Trust Company	Bank: Wilmington Trust
Wilmington Trust Company	1100 North Market Street Wilmington, Delaware 19890	Company Wilmington, Delaware
	Attention: Corporate Trust	ABA No.: 031-100092
	Admin/Drew Davis	Account No.: 112242-000
	Reference: LATAM 2015-1	Attention: Corporate Trust
	EETC Telephone: 302-636-6182 Facsimile: 302-636-4140	Administration Reference: LATAM 2015-1 EETC
E-mail:
DHDavis@Wilmingtontrust.com

Sch. I - 3

SCHEDULE II to

PARTICIPATION AGREEMENT

EQUIPMENT NOTES,

PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

	Description of			Original
Purchaser	Equipment Notes	Maturity	Interest Rate	Principal Amount

LATAM Pass Through Trust 2015-1A	Series 2015-1A 6698 Equipment Notes	November 15, 2027	4.200%	$33,556,000.00

LATAM Pass Through Trust 2015-1B	Series 2015-1B 6698 Equipment Notes	November 15, 2023	4.500%	$6,496,000.00

SCHEDULE III to

PARTICIPATION AGREEMENT

TRUST SUPPLEMENTS

Trust Supplement No. 2015-1A, dated as of the Issuance Date, among LATAM and the Pass Through Trustee in respect of LATAM Pass Through Trust 2015-1A.

Trust Supplement No. 2015-1B, dated as of the Issuance Date, between LATAM and the Pass Through Trustee in respect of LATAM Pass Through Trust 2015-1B.

EXHIBIT A-1 to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

NEW YORK COUNSEL FOR THE OWNER, LESSEE

[Attached.]

EXHIBIT A-1

FORM OF OPINION OF NY COUNSEL TO THE OWNER, LESSEE [AND SUBLESSEE]

[●]

To the Addressees set

forth on the attached Schedule 1

Ladies and Gentlemen:

We have acted as New York counsel to [Parina][Cucillo][Rayador][Canastero] Leasing Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Owner”), [and] LATAM Airlines Group S.A., a company organized under the laws of the Republic of Chile (the “Company”) [and TAM Linhas Aereas S.A., a company organized under the laws of the Federal Republic of Brazil (the "Sublessee")], in connection with the participation agreement ([MSN]) (the “Participation Agreement”) dated as of [●], 201[_] among, inter alios, the Owner, the Company, Wilmington Trust Company, individually and as Pass Through Trustee under each of the Pass Through Trust Agreements, Loan Trustee and Subordination Agent.

This opinion is being delivered to you pursuant to Section 3.01(g)(i) of the Participation Agreement. Capitalized terms used herein but not otherwise defined in this letter shall have the respective meanings given to them in the Indenture (as defined below) or in the Participation Agreement..

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate and limited liability company records and agreements of the Owner[,] [and] the Company [and the Sublessee] and agreements and other instruments, certificates of public officials and of officers, directors and representatives of the Owner[,] [and] the Company[, the Sublessee] and others, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed, including the following:

(a)          Participation Agreement;

(b)          the indenture and security agreement ([MSN]) dated as of [●], between the Owner and the Loan Trustee (the “Indenture”);

(c)          the indenture and security agreement supplement ([MSN]) in relation to the Indenture dated [●], made by the Owner (the “Indenture Supplement”); and

(d)          forms of the Equipment Notes;

(e)          the lease agreement ([MSN]) dated as of [●], between the Owner, as lessor, and the Company, as lessee (the "Lease");

(f)          the lease supplement in relation to the Lease dated [●] made by the Company, as lessee (the "Lease Supplement"); [and]

(g)          the assignment of insurances dated [●] made by the Company in favor of the Loan Trustee (the "Assignment of Insurances")[.][;

(h)          [the sublease agreement ([MSN]) dated as of [●], between the Company, as sublessor, and the Sublessee, as sublessee (the "Sublease");

(i)          the acceptance certificate in relation to the Sublease dated [●], made by the Sublessee (the "Acceptance Certificate"); and

j)         the sublease assignment in relation to the Sublease dated [●], among the Company and the Loan Trustee (the "Sublease Assignment");

k)          the lease assignment ([MSN]) in relation to the Lease dated [●], among the Owner and the Loan Trustee (the "Lease Assignment");

(l)          the subordination acknowledgement in relation to the Sublease dated [●], made by the Sublessee in favor of the Loan Trustee (the "Subordination Agreement").]

Each of the Owner[,][and] the Company [and the Sublessee] is referred to herein as an "Obligor". When used in this opinion, the term “Transaction Documents” shall mean the documents listed in items (a), (b), (c) and (e) through [(g)] [(l)] above, and a reference to “Transaction Document” is a reference to any of them as the context may require.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies. We have also assumed the documents submitted to us are complete and have not been amended other than pursuant to documents submitted to us. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the representations and warranties made in or pursuant to the Participation Agreement and the Transaction Documents. We have not reviewed the dockets or other records of any court, arbitrator or governmental or regulatory body or agency.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Obligors): (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; (iii) each of the parties to such documents are duly organized, validly existing and, where applicable, in good standing under the laws of the relevant jurisdiction of organization of such party, and have the full power, authority (corporate, partnership, trust or other) and legal right to carry on its business and execute, deliver and perform its obligations under such documents; (iv) all authorizations, approvals, licenses or consents of, and all filings or registrations with, and any other action by, any governmental authority or agency required under any law or any corporate or other organizational documents of any party to such documents or any agreement or instrument to which such party is a party or that binds or affects it or any of its property, for the making and performance by such party of the Participation Agreement and each Transaction Document to which is it a party have been obtained or made and are valid and sufficient for their intended purposes and in full force and effect; (v) the choice of New York law contained in each of the Transaction Documents is legal and valid under the laws of any jurisdiction outside the State of New York relevant to the parties thereto and that insofar as any obligation referred to therein is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in that jurisdiction by virtue of the law of that jurisdiction; and (vi) the execution, delivery and performance of such documents by the respective parties thereto do not, in the case of each such party, (a) contravene or constitute a breach or violation of the constitutive documents of such party or of any agreement or instrument binding on such party or any of its properties or (b) contravene or constitute a breach of, and such agreements are not invalid or unenforceable under, any law, rule or regulation of any governmental authority or body of any jurisdiction.

Based upon and subject to the foregoing and subject also to the assumptions, exceptions, qualifications and limitations set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.          Each Transaction Document constitutes the legal, valid and binding obligations of each Obligor that is a party thereto and is enforceable against each such Obligor in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law; and (c) the fact that rights to indemnity and contribution may be limited by applicable law or principles of public policy.

2.          The execution and delivery by each Obligor of, the performance and incurrence by each Obligor of its obligations and liabilities under, and the consummation by each Obligor of the transactions contemplated by, the Transaction Documents to which such Obligor is a party do not violate any Applicable Law.

3.          No consent, approval, authorization or filing of or with any Governmental Authority pursuant to any Applicable Law, is required for the execution and delivery by each Obligor of the Transaction Documents to which it is a party or the granting or perfection of any security interests under the Indenture, as supplemented by the Indenture Supplement [the Lease Assignment and the Sublease Assignment], except (a) the filings, registrations and other actions required by the Participation Agreement for the perfection of security interests granted pursuant to the Indenture, as supplemented by the Indenture Supplement [the Lease Assignment and the Sublease Assignment], (b) such other consents, approvals, authorizations, orders or filings, each of which has been obtained, filed or made and, to our knowledge after due inquiry, remains in full force and effect and (c) in the case of collateral constituting securities, as may be required in connection with any disposition of such collateral.

4.          Upon issuance, execution, authentication and delivery of the Equipment Notes at the Closing on the date hereof, the Indenture, as supplemented by the Indenture Supplement, is effective to create, in favor of the Loan Trustee, for the benefit of the Note Holders and each of the Indenture Indemnitees, a valid security interest in all of the Owner's right, title and interest of the to and in the Collateral (as defined in the Indenture) to the extent a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "NYUCC"), provided that (a) such security interest will continue in the Collateral after any disposition thereof and in any "proceeds" (as such term is defined in Section 9-102(a)(64) of the NYUCC) only to the extent provided in Section 9-315 of the NYUCC and comparable provisions of the DCUCC (as defined below) and (b) such security interest in any portion of the Collateral in which the Owner acquires rights after the commencement of a case under United States Bankruptcy Code, 11 U.S.C. Section 101 et seq (the “Bankruptcy Code”), in respect of the Owner may be limited by Section 552 of the Bankruptcy Code.

5.          If the Owner’s place of business or (if it has more than one place of business) chief executive office is in a country which constitutes a filing jurisdiction as hereinafter defined (as to which we express no opinion), under Section 9-301 and Section 9-307 of the NYUCC, the local law of such country governs perfection, the effect of perfection or nonperfection and the priority of the security interests created by the Indenture, as supplemented by the Indenture Supplement, to the extent granted by the Owner. If the Owner’s place of business or (if it has more than one place of business) chief executive office is in a country which does not constitute a filing jurisdiction as hereinafter defined, (a) the Owner will be deemed to be located in the District of Columbia for purposes of Article 9 of the NYUCC, (b) under Section 9-301 and Section 9-307 of the NYUCC, the local law of the District of Columbia governs perfection, the effect of perfection or nonperfection and the priority of the security interests purported to be created by the Indenture, as supplemented by the Indenture Supplement, to the extent granted by the Owner and (c) pursuant to Section 9-501 of the Uniform Commercial Code as in effect in the District of Columbia (the "DCUCC"), upon the acceptance for filing in the office of the Recorder of Deeds in the District of Columbia of the DCUCC financing statements in the forms attached as Annex I hereto naming the Loan Trustee as secured party and the Owner as debtor, the Loan Trustee will have a perfected security interest in the collateral described therein to the extent the perfection of a security interest therein may be effected under Article 9 of the NYUCC and the DCUCC by the filing of a financing statement. As used herein, “filing jurisdiction” means a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s taking priority over the rights of a lien creditor (as defined Section 9-102(a)(52) of the NYUCC) with respect to collateral.

[6. The Sublease Assignment is effective to create, in favor of the Loan Trustee, for the benefit of the Note Holders and each of the Indenture Indemnitees, a valid security interest in all of the Company's right, title and interest of the to and in the Lease Collateral (as defined in the Sublease Assignment) to the extent a security interest may be created under Article 9 of the NYUCC, provided that (a) such security interest will continue in such Lease Collateral after any disposition thereof and in any "proceeds" (as such term is defined in Section 9-102(a)(64) of the NYUCC) only to the extent provided in Section 9-315 of the NYUCC and comparable provisions of the Uniform Commercial Code of the State of Florida and (b) such security interest in any portion of the Lease Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section 552 of the Bankruptcy Code.

7. If the Company’s place of business or (if it has more than one place of business) chief executive office is in a country which constitutes a filing jurisdiction as hereinafter defined (as to which we express no opinion), under Section 9-301 and Section 9-307 of the NYUCC, the local law of such country governs perfection, the effect of perfection or nonperfection and the priority of the security interests created by the Sublease Assignment, to the extent granted by the Company. If the Company is a foreign air carrier under the Federal Aviation Act of 1958, as amended, under Section 9-307(j) of the NYUCC, (a) the Company is located at the designated office of the agent upon which service of process may be made on behalf of the carrier, (b) the Company will be deemed to be located in the State of Florida for purposes of Article 9 of the NYUCC and (c) under Section 9-301 and Section 9-307 of the NYUCC, the local law of the State of Florida governs perfection, the effect of perfection or nonperfection and the priority of the security interests purported to be created by the Sublease Assignment to the extent granted by the Company.]

[8. The Lease Assignment is effective to create, in favor of the Loan Trustee, for the benefit of the Note Holders and each of the Indenture Indemnitees, a valid security interest in all of the Owner's right, title and interest of the to and in the Lease Collateral (as defined in the Lease Assignment) to the extent a security interest may be created under Article 9 of the NYUCC, provided that (a) such security interest will continue in such Lease Collateral after any disposition thereof and in any "proceeds" (as such term is defined in Section 9-102(a)(64) of the NYUCC) only to the extent provided in Section 9-315 of the NYUCC and comparable provisions of the DCUCC and (b) such security interest in any portion of the Lease Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section 552 of the Bankruptcy Code.

9.          If the Owner’s place of business or (if it has more than one place of business) chief executive office is in a country which constitutes a filing jurisdiction as hereinafter defined (as to which we express no opinion), under Section 9-301 and Section 9-307 of the NYUCC, the local law of such country governs perfection, the effect of perfection or nonperfection and the priority of the security interests created by the Lease Assignment, to the extent granted by the Owner. If the Owner’s place of business or (if it has more than one place of business) chief executive office is in a country which does not constitute a filing jurisdiction as hereinafter defined, (a) the Owner will be deemed to be located in the District of Columbia for purposes of Article 9 of the NYUCC, (b) under Section 9-301 and Section 9-307 of the NYUCC, the local law of the District of Columbia governs perfection, the effect of perfection or nonperfection and the priority of the security interests purported to be created by the Indenture, as supplemented by the Indenture Supplement, to the extent granted by the Owner and (c) pursuant to Section 9-501 of the DCUCC, upon the acceptance for filing in the office of the Recorder of Deeds in the District of Columbia of the DCUCC financing statements in the forms attached as Annex II hereto naming the Loan Trustee as secured party and the Owner as debtor, the Loan Trustee will have a perfected security interest in the collateral described therein to the extent the perfection of a security interest therein may be effected under Article 9 of the NYUCC and the DCUCC by the filing of a financing statement.]

For the purposes of this opinion, (i) the term “Applicable Law” means laws, rules and regulations of any Governmental Authority which a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as applicable to the type of transactions contemplated by the Transaction Documents and excluding any law that may be applicable to the Transaction Documents solely because of the specific assets or business of any party to any of the Transaction Documents or any of its affiliates; (ii) the term “Governmental Authority” means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body; and (iii) the term “Governmental Approval” means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law.

The opinions set forth above are subject to the following qualifications and limitations:

(a)          We express no opinion as to any provision in any Transaction Document providing for indemnification or reimbursement obligations or limitation on liability insofar as such provision provides exculpation or exemption from, or requires indemnification or reimbursement of any Person for, such Person’s own action or inaction, where such action or inaction involves such Person's gross negligence, willful misconduct, recklessness or unlawful conduct.

(b)          We express no opinion as to any provision contained in any of the Transaction Documents that (i) purports to establish or may be construed to establish evidentiary standards or standards for the performance of the obligations of good faith, diligence, reasonableness and care contrary to standards prescribed by law, (ii) relates to the jurisdiction of federal courts, (iii) relates to amounts imposed in circumstances of prepayment, termination, breach or default to the extent such amounts may be held to constitute a penalty or forfeiture or a liquidated damages provision, (iv) provides for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations, (v) provides for severability of the provisions of a Transaction Document or asserting that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof or (vi) provides that the terms thereof may not be waived or modified except in writing, which may be limited under certain circumstances.

(c)          We express no opinion as to (i) the effect of the laws of any jurisdiction in which any party is located (other than the State of New York) that limit the interest, fees or other charges such party may impose for the loan or use of money or other credit, or (ii) any provision of any Transaction Document that provides for an absolute and unconditional obligation to perform under such Transaction Document even though such Transaction Document is invalid, terminated or such performance would be illegal or that provides a waiver of any other defense that cannot, as a matter of law, be effectively waived.

(d)          Certain of the remedial provisions of the Transaction Documents may be further limited or rendered unenforceable by applicable law, but in our opinion such law does not make the remedies afforded by such Transaction Documents inadequate for the practical realization of the principal benefits intended to be provided, except for the economic consequence of any delay which may be imposed by or result from such limitations or unenforceability.

(e)          With respect to our opinions in paragraphs 4 through [5][9] above: (I) we express no opinion as to (i) the creation, perfection or priority of any security interest in (or other lien on) any portion of the Collateral to the extent that, pursuant to Section 9- 109(c) or (d) of the NYUCC, Article 9 of the NYUCC does not apply thereto; (ii) the effect of any rule adopted by a clearing corporation (as defined in Section 8-102(a) of the NYUCC), governing rights and obligations among such clearing corporation and its participants; (iii) the creation of any security interest in commingled goods (as defined in Section 9-336(a) of the NYUCC); and (iv) the creation, perfection or priority of any security interest in any obligations of the Government of the United States or any agency or instrumentality thereof except for obligations subject to the Federal Book-Entry Regulations; and (II) (i) we assume that each endorsement, instruction and entitlement order, as such terms are defined in Section 8-102(a) of the NYUCC, is effective in accordance with Section 8-107 of the NYUCC, (ii) the Securities Intermediary is a securities intermediary within the meaning of the NYUCC and the Federal Book-Entry Regulations, (iii) the Securities Account and each other Eligible Account established pursuant to the Indenture is a securities account within the meaning of Section 8-501 of the NYUCC, (iv) the Loan Trustee is the only entitlement holder within the meaning of Section 8-102(a)(7) of the NYUCC and the Federal Book-Entry Regulations of the Securities Account and each other Eligible Account established pursuant to the Indenture and any pledged financial assets from time to time credited to each such account, and (v) the Securities Intermediary, if it holds any pledged financial assets directly, holds them in the Securities Account or any other Eligible Account established pursuant to the Indenture indorsed to the Securities Intermediary or in blank. Any opinions expressed in paragraphs 4 or 5 [or 6 or 7, 8 or 9[ above with respect to any security entitlement (as defined in Section 8-102(a) of the NYUCC) is subject to Part 5 of Article 8 of the NYUCC. We have assumed that the Collateral exists, that the applicable Obligor has rights in, or with respect to after-acquired property, will have rights in, the Collateral, and that value has been given for the security interests created pursuant to the Indenture, as supplemented by the Indenture Supplement [and the Sublease Assignment]. We note that with respect to any after-acquired property, the security interest therein purported to be granted under the Indenture, as supplemented by the Indenture Supplement, [or the Sublease Assignment] will not attach until the applicable Obligor acquires rights therein.

(f)          We express no opinion as to (i) the existence or ownership of, the right or title to, the interest in, or the power to transfer, any collateral, (ii) whether any jurisdiction (other than the State of New York and the District of Columbia to the extent provided in paragraphs 4 through [5] [9] above) will recognize the perfection of any security interest in any collateral or (iii) whether any court other than a court of the State of New York or a federal court sitting in the State of New York and applying New York law would give effect to the choice of New York law provided for in the Transaction Documents or would apply New York law under Section 9-301 of the NYUCC or otherwise.

(g)          Except as expressly provided in paragraphs 4 through [5][9] above, and subject further to the exceptions and qualifications specified herein, we express no opinion as to the creation, perfection, effect of perfection or priority of any security interest in, or other lien on, the Collateral.

(h)          The continued perfection of a security interest created by the Owner in favor of the Loan Trustee and perfected by the filing of a financing statement will depend upon the timely filing of periodic continuation statements relating to the financing statement in accordance with the DCUCC and may depend upon (i) the continued “location” of the Owner for purposes of the NYUCC and the DCUCC in the District of Columbia be; and (ii) the continuation of the current corporate name of the Owner.

(i)          We call to your attention that the security interest in any Collateral [or Lease Collateral] constituting “payment intangibles,” “general intangibles” or “accounts” (as such terms are defined in the NYUCC) may be subject to the rights, claims and defenses of account debtors and the terms of agreements with account debtors. In the case of any Collateral [or Lease Collateral] which is itself secured by other property, we express no opinion with respect to the Loan Trustee's rights in and to such underlying property.

(j)          We wish to point out that the attachment of the security interests to be granted under the Indenture[, the Lease Assignment or the Sublease Assignment] to any property acquired by any Obligor after the Closing may constitute a voidable preference under Section 547 of the Bankruptcy Code.

(k)          We draw to your attention that the legality, validity, binding effect and enforceability of any provision which (i) prohibits a party’s assignment or transfer of its rights under an agreement, account, chattel paper, lease, payment intangible or promissory note, (ii) requires another party’s consent to an assignment or transfer thereof or (iii) gives rise to a default or right of termination upon an assignment or transfer thereof, is subject to Sections 9-406 through 9-409 of the NYUCC.

(l)          With respect to matters involving the DCUCC, we draw your attention to the fact that we are not admitted to the bar in the District of Columbia and are not experts in the laws of the District of Columbia and that the opinions concerning the DCUCC are based solely upon a review of the relevant statutory text of Article 9 of the DCUCC as displayed on LEXIS/NEXIS as of the date hereof without regard to any decisional law of the District of Columbia and in reliance on D.C. Mun. Regs., tit. 9, §513.2 which provides (notwithstanding the provisions of Section 9-501(a) of the DCUCC specifying that the office in which to file a financing statement for all collateral other than as- extracted collateral and timber to be cut is the Office of the Mayor) that “[a] financing statement to perfect a security interest shall be filed with the Recorder of Deeds."

(m)          We express no opinion as to the applicability to the obligations of any Obligor under any Transaction Document under (or the enforceability of such obligations under) Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, or the provisions of the law of the jurisdiction of incorporation of any Obligor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

[(n) In rendering our opinions set forth in paragraphs 6 and 7 above, we have expressly relied upon the representation of the Company that it is a "foreign air carrier" under the Federal Aviation Act of 1958, as amended and codified at 49 U.S.C. §40102(a)(21) and that for purposes of 49 U.S.C. §46103 and UCC 9-307, the Company has designated an agent located in [Miami, Florida].]

As used herein, "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System TRADES") governing book-entry securities consisting of U.S. Treasury notes, bills and bonds and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.15 and § 357.40 through §357.45, including related defined terms in §357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above, the federal regulations governing other book-entry securities.

The foregoing opinions are limited to matters involving the federal laws of the United States of America, the laws of the State of New York and, insofar as may be relevant to our opinions expressed herein in paragraphs 4 and 5, the DCUCC, in each case as in effect on the date hereof. We are members of the bar of the State of New York, and our opinions relating to the DCUCC are based solely on our review of statutory compilations of such laws appearing in recognized reporting services (except as set forth in paragraph [(n)] of the qualifications and limitations set forth above), and we do not express any opinion as to the laws of any other jurisdiction. Without limiting the foregoing, we do not express any opinion as to the laws of any other jurisdiction, including, without limitation, the laws of the State of Florida, the Cayman Islands, the Republic of Chile or the Federal Republic of Brazil. We express no opinion as to federal aviation law or the Cape Town Treaty or other laws, rules or regulations applicable to the equipment subject to the Transaction Documents. We also express no opinion as to the effect of, or compliance with, any United States federal or state laws regarding fraudulent transfers or fraudulent conveyances or laws governing preferential transfers, taxes, ERISA or any other laws, rules or regulations related to employee benefits or any United States federal or state securities or "blue sky" laws, rules or regulations

The opinions set forth herein are rendered as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereafter be brought to our attention. This opinion is rendered only to you and is solely for your benefit in connection with the closing of the transactions contemplated by the Participation Agreement and the issuance of the Equipment Notes occurring today. Except to the extent required pursuant to applicable law, this opinion may not be relied upon by you for any other purpose, or relied upon by any other person or for any purpose, nor may copies hereof be furnished to a third party except your professional advisers, filed with a government agency, used, quoted, cited or otherwise referred to without our specific prior written consent in each instance.

Very truly yours,

Schedule 2

ADDRESSEES

Wilmington Trust Company, in its individual capacity and as Pass Through Trustee, Loan Trustee and Subordination Agent

Natixis, as Liquidity Provider

Standard & Poor's Ratings Services

Moody's Investors Services, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Natixis Securities Americas LLC

Sch. 2-1

Annex I

[Indenture Financing Statements]

[Annex II]

[Lease Assignment Financing Statements]

EXHIBIT A-2 to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

IN-HOUSE COUNSEL FOR THE LESSEE

[Attached.]

EXHIBIT A-2

FORM OF IN-HOUSE LEGAL OPINION OF LESSEE

________________, 20__

To the Persons Listed on Schedule I Hereto

Ladies and Gentlemen:

I am General Counsel of LATAM Airlines Group S.A. ("LATAM") and have acted in such capacity in connection with connection with the participation agreement ([MSN]) (the “Participation Agreement”) dated as of [●], 201[_] among, inter alios, the [Parina][Cucillo][Rayador][Canastero] Leasing Limited (the "Owner"), LATAM, Wilmington Trust Company, individually and as Pass Through Trustee under each of the Pass Through Trust Agreements, Loan Trustee and Subordination Agent. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Participation Agreement (including by reference to other documents). This opinion letter is being furnished to you pursuant to Section 3.01(g)(ii) of the Participation Agreement.

In rendering the opinions set forth herein, I have examined the following documents (the "Operative Documents"):

(i)	the Participation Agreement;

(ii)	the lease agreement ([MSN]) dated as of [●], between the Owner, as lessor, and LATAM, as lessee;

(iii)	the lease assignment ([MSN]) dated as of [●] among the LATAM, the Owner and the Loan Trustee;

(iv)	[the sublease agreement ([MSN]) dated as of [●], between LATAM, as sublessor, and the Sublessee, as sublessee (the "Sublease")];[1]

(v)	[the sublease assignment in relation to the Sublease dated as of [●], among LATAM, the Loan Trustee and Sublessee together with the form of subordination acknowledgment];[2]

(vi)	the assignment of insurances dated as of [●] made by LATAM in favor of the Loan Trustee;

(vii)	[the Purchase Agreement Assignment dated as of [●] among The Boeing Company, LATAM, the Owner and the Loan Trustee];[3]

(viii)	[the Purchase Agreement Assignment dated as of [●] between LATAM, as lessee, and the Owner];[4]

1 Include if the Aircraft is subleased to Sublessee at delivery.

2 Include if the Aircraft is subleased to Sublessee at delivery.

3 Include for Boeing aircraft.

4 Include for Airbus aircraft.

(ix)	[the Airframe Warranties Agreement dated as of [●] among Airbus S.A.S, the Owner, LATAM and the Loan Trustee];[5]

(x)	[the Airframe Warranties Agreement dated as of [●] among Airbus S.A.S., the Owner, LATAM, the Initial Sublessee and the Loan Trustee];[6]

(xi)	[the Engine Warranties Agreement dated as of [●] among the Engine Manufacturer, LATAM, the Owner and the Loan Trustee];[7]

(xii)	[the Engine Warranties Agreement dated as of [●] among the Owner, LATAM and the Loan Trustee];[8] and

(xiii)	[the Engine Warranties Agreement dated as of [●] among the Owner, LATAM, the Initial Sublessee and the Loan Trustee][9].

I have also examined such other documents, instruments and materials as I have considered relevant in connection with the opinions set forth herein.

Subject to the comments and qualifications set forth below, I am of the opinion that:

(a)          LATAM is duly organized and validly existing and in good standing under the laws of its jurisdiction except where the failure to be so qualified or in good standing would not have a material adverse effect on the business of LATAM.

(b)          LATAM is duly qualified or otherwise authorized to do business as an air carrier in all jurisdictions in which it has air routes except for jurisdictions where failure to so qualify or obtain authorization would not have a material adverse effect on the business of LATAM.

(c)          The execution, delivery and performance by LATAM of the Operative Documents to which it is party, and the consummation of the transactions contemplated thereby, do not (i) contravene any judgment, order, writ, injunction or decree of any court or governmental authority applicable to LATAM or (ii) require any stockholder approval or the approval or consent of any trustee or holders of any Financial Indebtedness or other obligations of LATAM, except such as have been duly obtained and remain in full force and effect.

(d)          The execution, delivery and performance by LATAM of the Operative Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not violate or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the Aircraft under, any indenture, mortgage, contract, or other agreement known to me to which LATAM is a party or by which any of its properties may be bound.

(e)          There are no pending or, to the best of my knowledge and information, threatened investigations, judgments, suits or proceedings before any court or administrative agency or arbitrator against LATAM or affecting LATAM or its properties that relate to the transactions contemplated by the Operative Documents that, if adversely determined, would materially adversely affect LATAM’s ability to perform its respective obligations under the Operative Documents.

5 Include for Airbus Chilean aircraft.

6 Include for Airbus Brazilian aircraft.

7 Include for Aircraft using Rolls Royce engines.

8 Include for Chilean Aircraft using CFM engines.

9 Include for Brazilian aircraft using CFM engines.

(f)          To the best of my knowledge, LATAM is not in default in any material respect under any material agreement to which it is a party or by which it may be bound.

Whenever a statement herein is qualified by "to the best of my knowledge and information" or similar phrase, it is intended to indicate that neither I nor any lawyer employed by LATAM has current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicted, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that I have any knowledge of any matters pertaining to such statement should be drawn.

Very truly yours,

[_____________________]
General Counsel

SCHEDULE I

Wilmington Trust Company, as Pass Through Trustee, Loan Trustee and Subordination Agent

Natixis, acting through its New York Branch, as Liquidity Provider

Standard & Poor's Ratings Services

Moody's Investors Services, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities LLC

J.P. Morgan Securities LLC

Natixis Securities Americas LLC

EXHIBIT A-3 to

PARTICIPATION AGREEMENT

[RESERVED].

[Attached.]

EXHIBIT A-4 to

PARTICIPATION AGREEMENT

FORM OF OPINION OF SPECIAL FLORIDA COUNSEL (LEASE)

[Attached.]

[______________________, 201 ]

To: Each of the Addressees
       Listed on Schedule I hereto

Re:       LATAM / [[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the “Owner”)] - MSN [•]

Ladies and Gentlemen:

We have acted as special Florida counsel to LATAM Airlines Group S.A., a company organized under the laws of the Republic of Chile (the “Lessee”) and TAM Linhas Aéreas S.A., a company organized under the laws of the Federative Republic of Brazil (the “Sublessee”) in connection with the transactions contemplated by that certain Participation Agreement dated as of [ , 201 ] (the “Participation Agreement”) among, inter alios, the Owner, the Lessee, the Sublessee, Wilmington Trust Company, individually and as Pass Through Trustee under each of the Pass Through Trust Agreements, Loan Trustee and Subordination Agent, regarding, inter alios, the leasing of one (1) [Airbus/Boeing] [A321/A350/787-[9]] aircraft, bearing manufacturer’s serial number [•] and Registration Number [•], together with two (2) [Rolls-Royce Trent/CFM International] model [XWB-84/1000/CFM 56-5B3/3] aircraft engines, bearing manufacturer’s serial numbers [•]and [•]] (collectively, the “Aircraft”).

This opinion letter is being delivered to you pursuant to Section 3.01(g) of the Participation Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to them (or incorporated by reference) in the Participation Agreement.

In our examination of the documents referred to below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. As to any facts relevant to the opinion expressed below we have, without independent verification or investigation, relied upon certificates, statements and representations of the Lessee and the Sublessee and their respective officers and other representatives, of other parties to the Financing Agreements, and of public officials.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)	the Participation Agreement;

(b)	the Lease Agreement MSN [•] dated as of [_______________, 2015] (the “Lease”), between the Owner, as lessor, and the Lessee, as lessee;

(c)	the Acceptance Certificate dated as of dated the date hereof (the “Lease Acceptance Certificate”), made by the Lessee in respect of the Aircraft;

(d)	the Lease Security Assignment dated the date hereof (the “Lease Assignment”), among the Owner, as grantor, and the Loan Trustee;

(e)	the Aircraft Lease Agreement dated as of [_____________, 2015] (the “Sublease”), between the Lessee, as sublessor, and the Sublessee, as sublessee;

(f)	the Aircraft Acceptance Certificate dated the date hereof (the “Sublease Acceptance Certificate”), made by the Sublessee in respect of the Aircraft;

(g)	the Sublease Security Assignment dated the date hereof (the “Sublease Assignment”), among the Lessee, as grantor, and the Loan Trustee; and

(h)	the UCC1 Financing Statements attached hereto as Annex A, which name (i) the Lessee, as debtor, the Owner, as assignor secured party, and the Loan Trustee, as assignee secured party; and (ii) the Lessee, as debtor, and the Loan Trustee, as secured party (each a “Financing Statement” and collectively, the “Financing Statements”).

We have also examined such other corporate documents and records, and such other certificates, opinions and instruments, and have conducted such investigation, as we have deemed necessary as a basis for the opinion expressed below.

The documents referred to in clauses (a) through (g) above shall hereinafter be referred to collectively as the “Financing Agreements”. References contained herein to (i) the term “Applicable Laws” shall mean the laws, rules and regulations of the State of Florida; (ii) the term “Governmental Authorities” means any Florida executive, legislative, judicial, administrative or regulatory body; (iii) the term “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws; (iv) the term “UCC” means the Uniform Commercial Code as adopted and in effect on the date hereof in the State of Florida and as codified in Chapter 670 et seq. of the Florida Statutes; (v) the term “Federal Aviation Code” means the sections of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement therefor; and (vi) the term “Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States of America.

We are admitted to the Bar in the State of Florida. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. In this respect we call to your attention that certain of the Financing Agreements are governed by the laws of jurisdictions other than those of the State of Florida and we express no opinion as to the effect of any such other laws on the opinions expressed herein.

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In rendering this opinion, we have assumed, with your consent, that:

(i)          each of the Financing Agreements has been duly authorized, executed and delivered by each party thereto;

(ii)         each party to the Financing Agreements (A) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (B) has the power and authority to execute, deliver and perform all of its obligations under each of the Financing Agreements to which it is a party;

(iii)        the execution and delivery by each party to any Financing Agreements to which it is a party, and the performance by each party of any of its obligations thereunder, do not and will not conflict with, contravene, violate or constitute a default under (A) any lease, indenture, instrument or other agreement to which such party or its property is subject, (B) any law, rule or regulation to which such party is subject, (C) any judicial or administrative order or decree of any court, governmental authority or regulatory body, or (D) its certificate of formation, charter, by-laws, or similar instrument; and

(iv)        no authorization, consent, license or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by any party of any Financing Agreement to which it is a party or the transactions contemplated thereby.

Our opinions are also subject to the following assumptions, qualifications, exceptions and limitations:

(A)         We have assumed that each of the Financing Agreements constitutes the legal, valid and binding obligation of each party thereto, enforceable against such parties in accordance with its terms.

(B)         We express no opinion as to the effect on the opinions herein stated of (i) the compliance or non-compliance of any party to the Financing Agreements with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any such party.

(C)         In rendering our opinion expressed below, we express no opinion as to the applicability or effect of Section 548 of the United States Bankruptcy Code (the “Bankruptcy Code”) or any fraudulent transfer or comparable provision of state law on the Financing Agreements or any transactions contemplated thereby.

(D)         In rendering our opinion expressed below, we express no opinion as to the applicability or effect of Section 547 of the Bankruptcy Code or any comparable provision of state law on the Financing Agreements or any transaction contemplated thereby.

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(E)         We express no opinion with respect to (i) the laws, rules, regulations, ordinances, administrative decisions or orders of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, labor, banking, antitrust, intellectual property, anti-money laundering, anti-terrorism, environmental or fraudulent transfer or conveyance laws, (iv) the Public Utility Holding Company Act of 2005, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the Federal Aviation Code, the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use, maintenance or sale of an aircraft, an airframe, or an aircraft engine.

(F)         We call to your attention that provisions of the Financing Agreements which provide that a guaranty by a party thereto or the grant of a lien or security interest by a party thereto to secure the obligations of a third party shall not be affected by changes in or amendments to the Financing Agreements or other relevant documents might be enforceable only to the extent such changes or amendments are not so material as to constitute a new agreement among the parties to such documents.

(G)         We have assumed for purposes of the opinion set forth below that each of the Lessee and the Sublessee has rights in the collateral as described in the Financing Agreements and its name, identity, corporate structure, jurisdiction of organization, principal place of business and chief executive office have not been nor will be changed. To the extent that any Financing Agreement purports to create a security interest in property in which each of the Lessee and the Sublessee has no present rights, such security interest will attach and be enforceable only when each of the Lessee and the Sublessee acquires rights in such property (as contemplated by Section 679.2031 of the UCC). The opinion set forth below is further subject to each of the qualifications, limitations, exceptions and exclusions set forth in Chapter 679 of the UCC (including but not limited to (a) limitations on the continued perfection of security interests (i) in proceeds under Section 679.3151 of the UCC and (ii) after five years from the date of filing the UCC Financing Statements under Section 679.515 of the UCC and (b) the rights of certain buyers or holders of property constituting collateral to take such property free of any security interest in favor of the Lessee as provided in Sections 679.320, 679.321, 679.323, 679.330 and

679.331 of the UCC).

(H)         We have assumed for purposes of the opinion set forth below that each of the Lessee and the Sublessee is located (within the meaning of Section 679.3071(10) of the UCC) in the State of Florida.

(I)         We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Aircraft or any other collateral set forth in the Financing Agreements, (ii) except as expressly set forth below, the existence, creation, validity, attachment or perfection of any security interest thereon, and (iii) the priority of any security interest thereon. We call to your attention the fact that Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of such case.

4

(J)         In the case of any collateral (including, without limitation, any “account” or “general intangible” (as such terms are defined in Chapter 679 of the UCC)) which itself is secured by other property, we express no opinion with respect to the Lessee or any other Person’s rights in and to such other property.

(K)         We express no opinion as to any security interest in any collateral excluded from, or not governed by, Chapter 679 of the UCC, or in any “fixtures”, “cooperative interests”, “commercial tort claims”, “consumer goods”, “timber to be cut”, “as-extracted collateral” or “farm products” (as such terms are defined or used in the UCC). We call your attention to (and, to the extent that any opinion is expressed with respect to such matters below or such matters are relevant to the opinion expressed below, our opinions are qualified by) the following:

(i)          the effectiveness of any UCC financing statement filed in the Florida terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 679.515 of the UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 679.515 of the UCC;

(ii)         Section 679.5071 of the UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

(iii)        if the debtor changes its “location” as determined under Section 679.3071 of the UCC, or if a “new debtor” becomes bound by the relevant security agreement under Section 679.2031(4) of the UCC, certain actions (within or outside of Florida) may be required under Section 679.3161 of the UCC to continue the perfection of a security interest perfected at the time of the change of the debtor’s location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 679.508 and other provisions of Chapter 679 of the UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

(iv)        there exist certain limitations resulting from the operation of Section 679.3151 of the UCC on the perfection of any security interest in proceeds of collateral, such that further action (within or outside of Florida) may be necessary to maintain perfection of such interests;

(v)         under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

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(vi)        the filing of UCC financing statements will not result in the perfection of a security interest in (without limitation) (x) items of collateral that are subject to a certificate of title or registration statute or other statute which specifies a method of security interest perfection different than the filing of UCC financing statements and (y) items of collateral (such as “deposit accounts” (as defined in the UCC)) as to which perfection may be achieved only by “control” or “possession” (in the manner specified in the UCC);

(vii)       a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Sections 680.303, 679.4061, 679.4071 or 679.4081 of the UCC, as applicable;

(viii)      under Section 678.3031 of the UCC, a “protected purchaser” (as defined in such Section 678.3031(1)) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto;

(ix)         we express no opinion herein as to whether the Lessee, the Loan Trustee or any other Person may be a “holder in due course” (as defined in the UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated;

(x)          a purchaser may obtain priority over or take free of a perfected security interest under Section 679.338 or Section 679.516(4) of the UCC; and a security interest perfected by filing may be junior to a security interest that was perfected by an earlier effective filing mis-indexed by the applicable UCC filing office;

(xi)         we assume that none of the parties to the Financing Agreements is a “transmitting utility” (as such term is defined in Chapter 679 of the UCC); and

(xii)        any security interests in the collateral may be subject to the limitations set forth in Section 679.4041, 679.4051 and 679.4081 of the UCC; and, in any event, any security interests in the assets of each of the Lessee and the Sublessee may be subject to the economic effects of valid recoupments, offsets, counterclaims, and similar rights of account debtors or other contractual parties, the terms of contracts between the Lessee, the Sublessee and such other parties, and any claims or defenses of such other parties against the Lessee and the Sublessee arising under or extrinsic to such contracts.

(L)         The exercise of rights and remedies under Chapter 679 of the UCC is subject to the limitations set forth in Part VI thereof.

6

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that [each] [the] UCC Financing Statement (i) is in appropriate form for filing with the Florida Secured Transaction Registry in the State of Florida, and (ii) upon its proper filing (within the meaning of Section 679.516(1) of the UCC) with the Florida Secured Transaction Registry in the State of Florida and the payment of all filing fees and other applicable charges with respect to such UCC Financing Statement, is sufficient under Applicable Law to perfect the security interests of the Lessee and/or the Loan Trustee, in such portion of the collateral described in such UCC Financing Statement to the extent that security interests in such collateral may be perfected by filing financing statements in the State of Florida under Chapter 679 of the UCC.

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof, and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof that might alter the opinions contained herein.

This opinion is furnished to you solely for your benefit under the Participation Agreement in connection with the transactions described above and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent in each instance (except that you may furnish a copy of this opinion for information purposes (but not reliance) to the extent required by law or by any governmental agency with regulatory authority over the Lessee or the Loan Trustee), and this opinion may not be relied upon by you for any other purpose or by any other Person in any manner or for any purpose without our prior consent.

Very truly yours,

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SCHEDULE I

ADDRESSEES

-	Natixis, acting through its New York Branch, as Liquidity Provider and as Depositary

-	Standard & Poor’s Rating Services

-	Moody’s Investors Services, Inc.

-	Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements

-	Wilmington Trust Company, as Subordination Agent

-	Wilmington Trust Company, as Loan Trustee

-	Wilmington Trust Company, as Escrow Agent

-	Wilmington Trust Company, in its individual capacity

-	LATAM Airlines Group S.A.

-	TAM Linhas Aéreas S.A.

-	Citigroup Global Markets, Inc.

-	Deutsche Bank Securities Inc.

-	J.P. Morgan Securities LLC

-	Natixis Securities Americas LLC

8

ANNEX A

UCC FINANCING STATEMENTS

[Attached]

9

EXHIBIT B to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE LOAN TRUSTEE, THE PASS THROUGH
TRUSTEES, THE SUBORDINATION AGENT AND WTC

[Attached.]

______, 2015

To Each of the Parties Listed
on Schedule A Hereto

Re:	LATAM Group S.A. - Financing of One [____] Model [_____] Aircraft Bearing Manufacturer’s Serial Number [ ]

Ladies and Gentlemen:

We have acted as counsel to Wilmington Trust Company, a Delaware trust company (“WTC”), in connection with the Indenture and Security Agreement ([_______]), dated as of____, 2015 (the “Indenture”), among WTC as Loan Trustee (the “Loan Trustee”), and [insert relevant issuer] (the “Owner”). Pursuant to the Participation Agreement ([_______]), dated as of________, 2015 (the “Participation Agreement”), among the Owner, LATAM Airlines Group S.A. and WTC, in its individual capacity as set forth therein, as Loan Trustee, as Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement) and as Pass Through Trustee (as defined in the Participation Agreement), financing is being provided for one [________] Model [       ] aircraft bearing manufacturer’s serial number [          ]. This opinion is furnished pursuant to Section 3.01(h) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Indenture, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

(a)	The Indenture and the initial Indenture Supplement;

(b)	The Participation Agreement;

(c)	The Chilean law aircraft mortgage ([MSN]) dated as of [●] granted by LATAM, as lessor, in favor of the Loan Trustee;

(d)	[the first priority Brazilian law aircraft mortgage ([MSN]) dated as of [●] granted by LATAM in favor of the Loan Trustee];[1]

(e)	[the sublease assignment in relation to the Sublease dated as of [●], among LATAM, the Loan Trustee and Sublessee];[2]

1 Include if the Aircraft is subleased to Sublessee at delivery.

2 Include if the Aircraft is subleased to Sublessee at delivery.

To Each of the Parties Listed

on Schedule A Hereto

_____, 2015

(f)	the subordination agreement in relation to the Sublease dated [●], made by the Sublessee in favor of the Loan Trustee (the "Subordination Agreement");[3]

(g)	[the Purchase Agreement Assignment dated as of [●] among The Boeing Company, LATAM, the Owner and the Loan Trustee];[4]

(h)	[the Airframe Warranties Agreement dated as of [●] among Airbus S.A.S, the Owner, LATAM and the Loan Trustee];[5]

(i)	[the Airframe Warranties Agreement dated as of [●] among Airbus S.A.S., the Owner, LATAM, the Initial Sublessee and the Loan Trustee];[6]

(j)	[the Engine Warranties Agreement dated as of [●] among the Engine Manufacturer, LATAM, the Owner and the Loan Trustee];[7]

(k)	[the Engine Warranties Agreement dated as of [●] among the Owner, LATAM and the Loan Trustee];[8]

(l)	[the Engine Warranties Agreement dated as of [●] among the Owner, LATAM, the Initial Sublessee and the Loan Trustee][9] (the documents referred to in paragraphs (a) and ([●]) above being collectively referred to as the “Loan Trustee Documents”); and

(m)	The Equipment Notes being issued today and authenticated by the Loan Trustee (the “Equipment Notes”).

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the documents referred to in this paragraph.

3 Include if the Aircraft is subleased to Sublessee at delivery.

4 Include for Boeing aircraft.

5 Include for Airbus Chilean aircraft.

6 Include for Airbus Brazilian aircraft.

7 Include for Aircraft using Rolls Royce engines.

8 Include for Chilean Aircraft using CFM engines.

9 Include for Brazilian aircraft using CFM engines.

To Each of the Parties Listed

on Schedule A Hereto

_____, 2015

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1.          WTC has been duly incorporated and is validly existing in good standing as a trust company under the laws of the State of Delaware, is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and has full power, authority and legal right to execute, deliver and perform its obligations under the Loan Trustee Documents and to authenticate the Equipment Notes.

2.          The Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, has duly authorized, executed and delivered each Loan Trustee Document to which it is a party, and each such document constitutes a legal, valid and binding obligation of the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, enforceable against the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, in accordance with its terms.

3.          The execution, delivery and performance by the Loan Trustee, Subordination Agent, Pass Through Trustee or WTC, as the case may be, of the Loan Trustee Documents to which it is a party, the authentication by the Loan Trustee of the Equipment Notes and the consummation by the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of WTC, of any law, governmental rule or regulation of the State of Delaware or the United States governing the trust powers of WTC or, to our knowledge, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which WTC is a party or by which it is bound or, to our knowledge, any judgment or order applicable to WTC.

4.          None of the execution and delivery by the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, of the Loan Trustee Documents to which it is a party, the authentication of the Equipment Notes or the consummation of any of the transactions by the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of any governmental authority or agency of the State of Delaware or the United States governing the trust powers of WTC or under any Delaware law.

5.          No taxes, fees or other charges (other than taxes payable by WTC on or measured by any compensation received by WTC for its services as Loan Trustee, Subordination Agent or Pass Through Trustee) are required to be paid by the Subordination Agent, the Pass Through Trustee or the Loan Trustee or the trust created by the Indenture under the laws of the State of Delaware, or any political subdivision thereof, in connection with the execution, delivery or performance of the Loan Trustee Documents to which the Loan Trustee, the Subordination Agent or the Pass Through Trustee is party and the Equipment Notes, which taxes, fees or other charges would not be required to be paid if WTC were not a Delaware trust company and did not perform its obligations as Loan Trustee under the Indenture in the State of Delaware.

To Each of the Parties Listed

on Schedule A Hereto

_____, 2015

6.          The Equipment Notes have been duly and validly authenticated by the Loan Trustee in accordance with the Indenture.

7.          To our knowledge, there are no proceedings pending or threatened against or affecting the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the property included in the Collateral or the right, power and authority of the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, to enter into or perform its obligations under the Loan Trustee Documents to which it is party.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.           We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (and its political subdivisions to the extent set forth in paragraph 5 above and the federal laws of the United States of America governing the trust powers of WTC, except that we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WTC), (iii) the Federal Communications Act of 1934, as amended, (iv) state securities or blue sky laws, or (v) laws, rules and regulations applicable to the particular nature of the equipment acquired by the Owner. Insofar as the foregoing opinions relate to the validity and enforceability of the Loan Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B.           The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

C.           We have assumed that each of the parties to the Loan Trustee Documents and the Equipment Notes (except the Loan Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be) has full power, authority and legal right to execute, deliver and perform each such document and that each such document has been duly authorized, executed and delivered by each such party.

To Each of the Parties Listed

on Schedule A Hereto

____, 2015

D.           We have assumed that all signatures (other than signatures of officers of WTC) on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

E.           We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended.

F.           No opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interests or as to the nature or validity of title to any part of the property included in the Collateral.

G.           The opinion set forth in paragraph 1 above concerning the citizenship of WTC is based upon an affidavit of WTC made by one of its Vice Presidents, the facts set forth in which we have not independently verified.

H.           In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of WTC in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

This opinion may be relied upon by you in connection with the matters set forth herein. This opinion may also be relied upon by any transferee of a Noteholder, subject to the understanding that the opinions expressed herein are rendered as of the date hereof and only with respect to the laws, rules and regulations in effect as of such date. Otherwise, without our prior written consent, this opinion may not be relied upon by any other person or entity for any purpose.

Very truly yours,

LCL/pab

SCHEDULE A

Loan Trustee, Subordination Agent and

and Pass Through Trustee

Wilmington Trust Company

Paying Agent

Wilmington Trust Company

Owner

[insert relevant issuer]

Escrow Agent

Wilmington Trust, National Association

Liquidity Provider and Depositary Natixis

Rating Agencies

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business Moody’s Investors Service, Inc.

Initial Purchasers

Citigroup Global Markets Inc. Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Natixis Securities Americas LLC

EXHIBIT C-1 to

PARTICIPATION AGREEMENT

FORM OF OPINION OF SPECIAL CHILEAN COUNSEL

[Attached.]

To             The parties listed in Appendix A

Santiago, [_], 2015

LATAM Airlines Group S.A. – Series 2015-1 Pass Through Trust Certificates, Delivery of Aircraft MSN [ ].

Ladies and Gentlemen:

We have acted as special Chilean counsel to [2015/2016 Wide/Narrow Body Owner], an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Owner”), [Other Owners] (collectively the “Owners”), and LATAM Airlines Group S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Chile (the “Company”), in connection with the Note Purchase Agreement dated as of [_], 2015, (the “NPA”) among, inter alios, the Owner, the Company, the [other Owners][2015/2016 Wide/Narrow Body Owner], Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Loan Trustee, Securities Intermediary, Subordination Agent and Paying Agent, and Wilmington Trust Company, National Association, as Escrow Agent. This opinion is furnished to you pursuant to paragraph 3.01(g) of the Participation Agreement.

In connection therewith, we have examined a copy of the NPA and each of the documents set forth on Appendix B, which are hereinafter each referred to as the “Relevant Operative Document” and collectively as the “Relevant Operative Documents” and the Indenture, the Chilean Mortgage, Option Agreements and Share Pledge and Security Agreementsare referred to herein as the “Security Documents”.

In addition we have examined such corporate records, certificates and other documents, such governmental approvals and filings, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

In our examination, we have assumed (without investigation on our part) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Relevant Operative Documents.

In giving the opinions below, we have assumed (without investigation on our part):

(i)           the due authorization, execution and delivery of the Relevant Operative Documents by each of the parties thereto (other than the Company);

(ii)         that each of such parties (other than the Company) has the power and authority to execute, deliver and perform the Relevant Operative Documents and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith (except any required by the Company, the Owner or any other party with respect to the Relevant Operative Documents under the laws to which the opinion set forth below is limited); and

(iii)        that the Relevant Operative Documents (other than the Chilean Mortgage) constitute, under the law expressly stated therein to govern the same, the legal, valid and binding obligation of the party or parties thereto and do not contravene such law.

In addition, our opinions in paragraph (4) below as to the enforceability in Chile of the Relevant Operative Documents are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations we deem relevant, we advise you that in our opinion, as a matter of Chilean law:

(1)	The Company is a corporation duly organized and validly existing under the laws of Chile. The Company holds an air carrier operating certificate issued by the civil Aeronautical Directorate in Chile (Dirección General de Aeronáutica Civil). The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and perform its obligations under the Relevant Operative Documents to which it is a party.

(2)	The Company has full power and authority to enter into the Relevant Operative Documents to which it is a party, and to incur and perform the obligations provided for therein. Neither the execution, delivery nor performance by the Company of the Relevant Operative Documents to which it is a party requires any stockholder approval or the approval or consent of any trustee or holders of any Indebtedness or other obligations of the Company, except such as have been duly obtained and remain in full force and effect.

(3)	The execution, delivery and performance by the Company of the Relevant Operative Documents to which it is a party (i) will not violate any treaty, law, statute, regulation, or decree in or of Chile, (ii) will not violate or conflict with the estatutos of the Company, (iii) will not conflict with, or result in any breach of, or constitute a default under, to the best of our knowledge, any subsisting debenture or other deed, mortgage, contract or other undertaking or instrument to which any of them is a party or which is binding upon it or on any of its assets, or (iv) will not result in the creation or imposition under Chilean law of any Lien, security interest, charge or encumbrance of any nature upon any property of the Company.

(4)	The making and performance by the Company of the Relevant Operative Documents to which it is a party, has been duly authorized by all requisite action and the Relevant Operative Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute the valid and legally binding obligation of each of the Company, enforceable against the Company in accordance with its terms.

(5)	All authorizations, approvals and consents from, giving of notice, and registrations, filings and recordations with, governmental authorities in Chile which are necessary for the execution, delivery and performance the Company of the Relevant Operative Documents to which it is a party, the incurrence by the Company of its obligations thereunder and the operation of its business as it is currently conducted, have been obtained or made and are in full force and effect, other than the official translation mentioned in paragraph (7) hereunder.

(6)	It is not necessary or desirable to ensure (i) the priority, validity and enforceability of all the obligations of the Owners and the Company under the Operative Documents to which they are a party or (ii) the admissibility in evidence in a court in Chile of the Operative Documents, that they be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken, other than (A) the notarization and registration of the Lease Agreement and the Chilean Mortgage with the Chilean Civil Aviation Authority, and (B) the official translation mentioned in paragraph 8 hereunder.

(7)	No income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in Chile currently in effect, imposed, assessed, levied or collected upon or with respect to any payment (including, without limitation, payment of Rent) under the Relevant Operative Documents, by Chile or any political subdivision or taxing authority thereof or therein on or in respect of the Relevant Operative Documents.

(8)	The Relevant Operative Documents are in proper legal form for the effectiveness and enforcement thereof in the courts of Chile, except that an official translation to Spanish of such Relevant Operative Document would be required for purposes of enforcement proceedings in Chile.

(9)	The choice of the law of the State of New York to govern the Relevant Operative Documents (other than the Chilean Mortgage), is, under the laws of Chile, a valid choice of governing law and will be honored in a suit on such Relevant Operative Document brought in the courts of Chile.

(10)	The Company is subject to civil and commercial law with respect to its obligations under the Relevant Operative Documents, and the execution, delivery and performance by the Company constitute commercial acts. Neither the Company nor any of its properties or revenues has in Chile any immunity from jurisdiction or process of any court or from any legal process in Chile (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise).

(11)	Pursuant to Chilean law the Owner will be considered as a separate entity from the Company and, consequently, its assets and liabilities will not be consolidated with those of Company either before or after any reorganization or liquidation or other like bankruptcy proceeding initiated against Company.

(12)	(a) The submission by the Company to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (herein called the "Foreign Jurisdiction") with respect to matters arising under or in connection with the Relevant Operative Documents to which the Company is a party, as set forth therein is valid and effective under the laws of Chile.

(b) A final judgment against the Company for the payment of money obtained in any such court pursuant to personal service of process on an agent of the Company in the manner specified in the relevant Relevant Operative Document providing for such service of process would be recognized, conclusive and enforceable in the courts of Chile without reconsideration on the merits, so long as the following conditions were met:

(i)          If there were a treaty in force between Chile and the Foreign Jurisdiction with respect to the enforcement of foreign judgments, the provisions of such treaty, if relevant, would be applied. At the date hereof, there is no such treaty in force between Chile and the Foreign Jurisdiction.

(ii)         If there were no such treaty, the judgment would be enforced if there were reciprocity as to the enforcement of judgments (i.e., a court sitting in the Foreign Jurisdiction would enforce a comparable judgment of a Chilean court in comparable circumstances).

(iii)        If it could be proven that there were no such reciprocity, the judgment could not be enforced.

(iv)        If reciprocity does not exist, the judgment would be enforced if it were not contrary to public policy of Chile and had not been rendered by default within the meaning of Chilean law.

We are of the opinion that the judgment would not be considered to be rendered by default if personal service of process were made on the Company's process agent in the Foreign Jurisdiction, assuming such manner of service to be valid under the laws applicable in such relevant Foreign Jurisdiction, except that it may be a defense to the enforcement of such a judgment in Chile if the Company would prove that because of circumstances beyond its control it was prevented from asserting defenses available to it before the court rendering such judgment. In all events, the judgment must comply with international standards. We are of the opinion that such a judgment would comply with international standards if the following conditions were met:

(i)          The court in the Foreign Jurisdiction rendering the judgment had jurisdiction, under the law of the Foreign Jurisdiction, over the Company and the subject matter of the suit;

(ii)         The judgment is enforceable in the Foreign Jurisdiction;

(iii)        The Company (or its process agent designated pursuant to the Relevant Operative Documents, as applicable) received due notice of the suit (assuming such manner of service to be valid under the law of the Foreign Jurisdiction) and was afforded an opportunity to defend in such suit;

(iv)        The document in which the judgment is set forth has been duly legalized by the Chilean Consul in the Foreign Jurisdiction; and

(v)         The text of the judgment has been duly translated into Spanish by a sworn public translator in Chile.

Assuming such a foreign final judgment complies with the standards set forth in this paragraph (10) (b), and in the absence of any condition referred to above which would render a foreign judgment unenforceable, such judgment would be enforceable in Chile by proceedings for the enforcement of a foreign final judgment under the laws of Chile.

With respect to principles of Chilean public policy referred to above, assuming (as we understand to be the case) that payments of compensation or indemnities and reimbursement of costs and expenses represent usual conditions prevailing in such markets, we have no reason to believe that any of the transactions contemplated by the Relevant Operative Documents are contrary to the public policy of Chile. Nevertheless, we are of the opinion that, generally, any provisions purporting to authorize conclusive determinations by any person whether for interest, indemnities, costs or otherwise may not be enforceable if they are based upon a determination which is so arbitrary and unreasonable as to be contrary to basic and fundamental principles of Chilean law or public policy. Disclaimers of liability will only be enforceable if there is no gross negligence or willful misconduct on the part of the party making such disclaimer.

(c) We express no opinion as to the enforceability in Chile of a foreign judgment against the Company obtained in any court other than the courts of the Foreign Jurisdiction.

(13)	(a) The Owner and the Loan Trustee, as assignee of the Owner's rights in the Lease pursuant to the Trust Indenture (as defined in the Lease), are each entitled to bring a legal action in the courts of Chile against Company in respect of the Lease as supplemented by the Lease Supplement, and it is not a condition to such ability to bring a legal action in the courts of Chile, that such Person has complied with any requirements in Chile necessary to enable it to do or carry on business in Chile. The Subordination Agent, is entitled to bring a legal action in the courts of Chile against the Company in respect of the Chilean Mortgage, and it is not a condition to such ability to bring a legal action in the courts of Chile, that such Person has complied with any requirements in Chile necessary to enable it to do or carry on business in Chile.

(b) None of the Certificateholders, the Pass Through Trustee (as Pass Through Trustee under each of the Pass Through Trust Agreements), the Subordination Agent, the Owner[, the Sublessee] or the Loan Trustee is or will not be deemed resident, carrying on business or subject to taxation in Chile by reason only of the execution or delivery, or enforcement in Chile, of the Relevant Operative Document to which it is a party.

(14)	The obligations of each of the Company under the Relevant Operative Documents will be direct and unconditional general obligations of the Company, and will rank in right of payment at least pari passu with all unsecured and unsubordinated debt of the Company, whether now or hereafter outstanding, subject to any bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and to obligations preferred by Chilean law and not by contract.

The obligations of each of the Company under the Relevant Operative Documents, are not subject to any law, rule or regulation of Chile or any agency or instrumentality thereof (including, without limitation, the Central Bank of Chile) with regard to any preference for payment of obligations or any rescheduling of the payment of any debt or other obligations, except for applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

(15)	The Chilean Mortgage creates under the laws of Chile a valid and legal security interest of the nature purported to be created thereunder. Each of the Relevant Operative Documents to which each of the Company and/or Owner is a party and the Chilean Mortgage are in a proper form for their enforcement in the courts of Chile, subject to the notarization of the signatures of the Chilean Mortgage and the registration of the Chilean Mortgage with the DGAC, and the translation requirement mentioned in Paragraph (7) hereunder.

(16)	In order to foreclose the Chilean Mortgage an executive title (título ejecutivo) is required. A final judgment rendered by a Relevant Foreign Jurisdiction is considered to be a título ejecutivo, provided the proceedings under the Supreme Court of Chile referred to in the last subparagraph of paragraph (10) above, have been complied with.

(17)	Upon termination of the Lease Agreement (whether on expiry or otherwise) as contemplated in the Lease Agreement, the Owner would be entitled, and on the security constituted by the Security Documents having been enforced abroad and the Owner’s rights under the Lease Agreement under applicable law having been effectively assigned to the Loan Trustee, the Loan Trustee would be entitled to repossess the Aircraft through the appropriate court procedures;

(18)	Following the termination of the Lease Agreement as per section 15 above, the relevant authorities granted by means of the Lessee Deregistration Power of Attorney and the Owner Deregistration Power of Attorney may be exercised by the relevant attorneys appointed therein, to:

(i)           deregister the Aircraft from the DGAC’s Aircraft Registry, acting on behalf of the Lessee; and

(ii)	additionally, export or re-export the Aircraft from Chile.

(19)	The Lessee Deregistration Power of Attorney is fully effective to authorize the attorneys named therein to act on behalf of the Lessee in accordance with the terms set out therein, and a duly appointed appointee of the attorneys named therein may (to the extent permitted by its appointment) serve as agent for the attorneys and perform any and all acts authorized therein as if originally authorized therein; the Lessee Deregistration Power of Attorney cannot be revoked by the Company.

(20)	The Owner Deregistration Power of Attorney is fully effective to authorize the attorneys named therein to act on behalf of the Owner in accordance with the terms set out therein, and a duly appointed appointee of the attorneys named therein may (to the extent permitted by its appointment) serve as agent for the attorneys and perform any and all acts authorized therein as if originally authorized therein; the Owner Deregistration Power of Attorney cannot be revoked by the Owner

(21)	Under Chilean law, the Lease Agreement would not be construed as creating ownership rights in the Aircraft in favour of the Company and there is no provision of Chilean law which would permit a creditor, or a representative of creditors, of the Company to obtain a security interest of any nature in the Aircraft as security for any debt or obligation of the Company.

(22)	The ownership interest of the Owner and the security interests of the Loan Trustee under the Chilean Mortgage, the Security Documents and the other Relevant Operative Documents and all rights thereunder will be recognized, considered binding, and will be enforceable in Chile. Accordingly, and subject to the above, the Owner and the Loan Trustee will be able to recover possession of the Aircraft through appropriate court action in Chile, in accordance with the terms of the Relevant Operative Documents when it is situated in Chile, if they are so entitled to possession under the Relevant Operative Documents.

(23)	[We hereby confirm that the Chilean Mortgage granted by the Owner in favour of the Loan Trustee on behalf of the Secured Parties, has been duly registered with the Chilean Civil Aviation Authority. As a consequence of such registration, the Chilean Mortgage has created a first priority security interest over the Aircraft in favour of the Secured Parties, enforceable against the Company and any third parties. We attach at Appendix C hereto copies of the certificates evidencing registration of the Chilean Mortgage with the Chilean Civil Aviation Authority. No further action in Chile, including any filing or recording of any document, is necessary or permissible to establish and perfect the Owner's title to and interest in, and the first priority security interest of the Loan Trustee and the Secured Parties over, the Aircraft and the other collateral referred to in the Chilean Mortgage, as against the Owner, the Company[, the Sublessee] or any third parties (including, without limitation, other creditors of trustees, custodians and other representatives or similar officials under any bankruptcy or liquidation law or regulations).][1]

This opinion is given for the benefit of the parties listed in Appendix A and their respective successors, permitted assigns, permitted transferees and professional advisors and may not be relied upon by anyone other than those parties without our prior written consent.

This opinion is limited to matters of the laws of Chile. We express no opinion with respect to the law of any other jurisdiction.

Very truly yours,

Marcelo Armas M., Partner

Philippi, Prietocarrizosa & Uría

1 To be delivered post closing, possibly in a separate opinion letter.

Appendix A

Standard and Poor’s Ratings Services

Moody’s Investors Service

Wilmington Trust Company, in its individual capacity and as Mortgagee, Securities Intermediary, Subordination Agent, Paying Agent and Pass Through Trustee

Wilmington Trust Company, National Association, as Escrow Agent

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Natixis Securities Americas LLC

Natixis, acting through its New York Branch, as Liquidity Provider and Depositary LATAM Airlines Group S.A.

Appendix B

(i)	the lease agreement dated as of [●], 2015 between the Owner, as lessor, and the Company, as lessee (the "Lease");

(ii)	the lease supplement in relation to the Lease dated [●], 2015 made by the Company, as lessee (the "Lease Supplement");

(iii)	the lease assignment dated as of [●], 2015 between the Owner, the Company and the Loan Trustee (the “Lease Assignment”);

(iv)	the Chilean Aircraft Mortgage dated as of [●], 2015 between the Owner, as grantor, and the Subordination Agent, as secured party (the "Chilean Mortgage")];

(v)	[the sublease agreement dated as of [●], 2015 between the Company, as sublessor, and TAM Linhas Aereas S.A., as sublessee (the "Sublessee") (the "Sublease");

(vi)	the sublease assignment dated as of [●], 2015 between the Company, as sublessor, the Sublessee and the Loan Trustee (the “Sublease Assignment”);

(vii)	the sublease supplement in relation to the Sublease dated [●], 2015 made by the Sublessee, as lessee (the "Sublease Supplement");]

(viii)	a deregistration power of attorney from the Company dated [_] (the “Lessee Deregistration Power of Attorney”);

(ix)	each of the two Share Pledge and Security Agreements, each dated as of the date hereof, between the Company, as pledgor, and the Subordination Agent, as pledgee (each, a “Share Pledge and Security Agreement” and, collectively, the Share Pledge and Security Agreements");

(x)	each of the two Put Option Agreements, each dated as of the date hereof, between the Company, as seller, and [●], as buyer (each, an “Option Agreement” and, collectively, the "Option Agreements");

(xi)	a deregistration power of attorney from the Owner dated [_] (the “Owner Deregistration Power of Attorney” and together with the Lessee Deregistration Power of Attorney, each a “Deregistration Power of Attorney”);

(xii)	an Indenture and Security Agreement (MSN _) dated as of [_] between the Owner and the Indenture Trustee (the “Indenture”);

(xiii)	a Participation Agreement (MSN _) dated as of [_] between the Owner, the Company, Mortgagee, Subordination Agent, Pass Through Trustee and Wilmington Trust Company (the “Participation Agreement”);

(xiv)	a Pass Through Trust Agreement dated as of [ ] between the Company and the Pass Through Trustee (the “Pass Through Trust Agreement”);

(xv)	the Equipment Notes;

(xvi)	the Certificates;

(xvii)	the Insurance Assignment dated as of [●] between the Company, as assignor and the Loan Trustee, as assignee (the “Insurance Assignment”);

(xviii)	Subordination Acknowledgment dated as of [●] between the Company, Sublessee, Owner and the Loan Trustee (the “Subordination Acknowledgment”);

(xix)	Purchase Agreement Assignment dated as of [●] between the Company[, Loan Trustee] and Owner (the Purchase Agreement Assignment”);

(xx)	[Airframe Warranties Agreement dated as of [●] between the Company[, TAM], Owner, Airbus and the Loan Trustee (the “AWA”);]

(xxi)	Engine Warranties Agreement dated as of [●] between the Company, [TAM], Owner, [CFM/Rolls Royce], and the Loan Trustee (the “EWA”).

Appendix C

EXHIBIT C-2 to

PARTICIPATION AGREEMENT

[RESERVED].

[Attached.]

EXHIBIT C-3 to

PARTICIPATION AGREEMENT

[RESERVED].

[Attached.]

EXHIBIT D to

PARTICIPATION AGREEMENT

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL

Our ref: SBL/703340-000001/36437291v5

To the Addressees named in the First Schedule

[   ] May 2015

Dear Sirs

Parina Leasing Limited (the "Company")

We have acted as counsel as to Cayman Islands law to the Company in connection with its issue of certain equipment notes (the "Equipment Notes") pursuant to the terms of, amongst other documents, a note purchase agreement dated [ ] 2015 between the Company, Cuclillo Leasing Limited, Rayador Leasing Limited, Canastero Leasing Limited, LATAM Airlines Group S.A. ("LATAM"), Wilmington Trust Company as Pass Through Trustee under the Pass Through Trust Agreements, Subordination Agent and Paying Agent, Wilmington Trust, National Association as Escrow Agent and MaplesFS Limited ("MaplesFS") as Put & Call Trustee (the "Note Purchase Agreement") and entry by the Company into the Transaction Documents (as defined below).

Capitalised terms used herein which are not otherwise defined shall bear the meanings given to them in the Note Purchase Agreement, whether directly or by reference to another document.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation and memorandum and articles of association of the Company as adopted on 15 April 2015 and amended by special resolution dated 14 May 2015 (the "Memorandum and Articles").

1.2	The minutes (the "Minutes") of the meeting of the board of directors of the Company held on 14 May 2015 (the "Meeting") and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3	The power of attorney dated 14 May 2015 issued by the Company in favour of Andres del Valle, Pilar Duarte, Cristian Toro, Diego Valenzuela and Elvira Vial, all of LATAM Airlines Group S.A. (the "Company Power of Attorney").

1.4	The administration agreement dated [29] May 2015 between the Company, LATAM, MaplesFS and the Loan Trustee (the "Administration Agreement").

1.5	The declaration of trust dated [29] May 2015 entered into by MaplesFS (the "Declaration of Trust").

1.6	The director's services agreement dated [29] May 2015 entered into by MaplesFS, the Company and the Loan Trustee (the "Director's Services Agreement").

1.7	A certificate of good standing issued by the Registrar of Companies dated [ ] 2015 (the "Certificate of Good Standing").

1.8	A certificate from an authorised signatory of MaplesFS, a copy of which is attached to this opinion letter (the "Trustee Certificate").

1.9	A certificate from a director of the Company, a copy of which is attached to this opinion letter (the "Director's Certificate").

The documents referred to in paragraphs 1 to 15 of the Second Schedule hereto are collectively referred to as the "Transaction Documents".

The documents referred to in paragraphs 1.4 to 1.6 above are collectively referred to as the "Cayman Documents"

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate, the Trustee Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Transaction Documents and the Equipment Notes have been or will be authorised and duly executed, unconditionally delivered and, if applicable, authenticated by or on behalf of all relevant parties in accordance with all relevant laws (other than the laws of the Cayman Islands).

2.2	The Transaction Documents and the Equipment Notes are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York (the "Relevant Law") and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3	The choice of the Relevant Law as the governing law of the Transaction Documents and the Equipment Notes has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York (the "Relevant Jurisdiction") and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law (as the case may be) and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of a Transaction Document marked to show changes to a previous draft, all such changes have been accurately marked.

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2.5	The choice of Cayman Islands law as the governing law of the Cayman Documents has been made in good faith.

2.6	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.7	All signatures, initials and seals are genuine.

2.8	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents, the Cayman Documents and the Equipment Notes.

2.9	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Transaction Documents and the Equipment Notes.

2.10	The capacity, power and legal right under all relevant laws (other than the laws of the Cayman Islands) of the attorneys-in-fact named in a Power of Attorney to act as attorneys-in-fact on behalf of the Company or MaplesFS (as the case may be).

2.11	The Equipment Notes will be issued and authenticated in accordance with the provisions of the Indenture.

2.12	No monies paid to or for the account of any party under the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law, (2014 Revision) and the Terrorism Law (2011 Revision), respectively).

2.13	Under the Relevant Laws and all other relevant laws (other than the laws of the Cayman Islands), including, without prejudice to the generality of the foregoing, the governing law and situs of the property subject to the security interests created pursuant to the Transaction Documents (the "Secured Property"), the relevant Security Document creates valid security interests over the Secured Property to which it relates, any further steps required as a matter of the Relevant Law or other relevant laws (other than the laws of the Cayman Islands) to perfect such security interests or to regulate their ranking in order of priority have been taken and there are no prior encumbrances or interests over the Secured Property.

2.14	The valid existence of the [Charged Property] (as defined in the LATAM Share Charge) and that no encumbrances or equities exist in respect of such Charged Property (other than arising by virtue of the laws of the Cayman Islands) and that there is no contractual or other prohibition (other than arising by virtue of the laws of the Cayman Islands) binding upon LATAM which would prevent LATAM from creating the security interests pursuant to the LATAM Share Charge.

2.15	The Company has not received a stop notice under Order 50 r.11 of the Grand Court Rules of the Cayman Islands in respect of the shares which are the subject of the security interest created by the LATAM Share Charge (the "Secured Shares").

2.16	The existence of the Secured Shares and that immediately prior to the creation of the LATAM Share Charge, LATAM is the legal and beneficial owner of the Secured Shares and that no encumbrances or equities exist in respect of the Secured Shares (other than arising by virtue of the laws of the Cayman Islands) and that there is no contractual or other prohibition (other than one arising by virtue of the laws of the Cayman Islands) binding upon LATAM preventing LATAM from creating the first priority security interest over the Secured Shares pursuant to the LATAM Share Charge.

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2.17	As a matter of the Relevant Law the LATAM Share Charge creates a valid and binding security interest over the Secured Shares.

2.18	None of the Secured Property is situated in the Cayman Islands or governed by Cayman Islands law.

2.19	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Equipment Notes.

2.20	The Loan Trustee is not, and will not at any time be or become, incorporated, resident or otherwise in existence in the Cayman Islands.

2.21	The Company Powers of Attorney have not been revoked, terminated or amended and remain in full force and effect and are effective under all relevant laws (other than the laws of the Cayman Islands).

2.22	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.23	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

2.24	None of the parties to the Transaction Documents (other than the Company, Rayador Leasing Limited, Cuclillo Leasing Limited, Canastero Leasing Limited and MaplesFS) is a company incorporated, or a partnership or foreign company registered, under applicable Cayman Islands law and all the activities of such parties in relation to the Transaction Documents and any transactions entered into thereunder have not been and will not be carried on through a place of business in the Cayman Islands.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	Each of the Company and MaplesFS has been duly incorporated with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	Each of the Company and MaplesFS has all the requisite power and authority under its Memorandum and Articles of Association to enter into, execute and perform its respective obligations under the Transaction Documents to which it is a party, the Cayman Documents to which it is a party and the Equipment Notes and to issue the Equipment Notes in the case of the Company and to enter into, execute and perform its obligations under the MaplesFS Share Charge and the Cayman Documents in the case of MaplesFS.

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3.3	The issue of the Equipment Notes, the execution and delivery of the Company Power of Attorney, the Transaction Documents, Administration Agreement and the Director's Services Agreement by the Company and the performance by the Company of its obligations thereunder and the execution and delivery of the MaplesFS Power of Attorney and the Cayman Documents and MaplesFS Share Charge by MaplesFS and the performance by MaplesFS of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or MaplesFS or any law, public rule or regulation applicable to the Company or MaplesFS, as the case may be, currently in force in the Cayman Islands.

3.4	The Company Powers of Attorney have been authorised by and on behalf of the Company and, assuming that the Company Powers of Attorney have been executed by an authorised signatory of the Company, constitute each of the persons named therein as a duly appointed attorney-in- fact of the Company with the powers and authorities therein specified.

3.5	The execution, delivery and performance of the Transaction Documents have been duly authorised by and on behalf of the Company and the execution, delivery and performance of the Cayman Documents and the MaplesFS Share Charge have been authorised by and on behalf of MaplesFS and, upon the execution and unconditional delivery of the Transaction Documents by a Director or attorney-in-fact of the Company pursuant to the Company Power of Attorney for and on behalf of the Company, and upon the execution and unconditional delivery of the Cayman Documents and the MaplesFS Share Charge by an authorised signatory of MaplesFS, the Transaction Documents, the Cayman Documents and the MaplesFS Share Charge will have been duly executed and delivered on behalf of the Company and MaplesFS, as the case may be, and will constitute the legal, valid and binding obligations of the Company and MaplesFS, as the case may be, enforceable in accordance with their terms.

3.6	The Equipment Notes have been duly authorised by the Company and when the Equipment Notes are signed in facsimile or manually by a director on behalf of the Company and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

3.7	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the issue of the [Preliminary Offering Circular and the Final Offering Circular];

(b)	the execution, creation or delivery (and offering or issue, where applicable) of the Transaction Documents, the Equipment Notes, the Cayman Documents and the MaplesFS Share Charge by and on behalf of the Company and MaplesFS, as applicable;

(c)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents, the Equipment Notes, the Cayman Documents and [the MaplesFS Share Charge] against the Company or MaplesFS, as applicable;

(d)	the offering, execution, authentication, allotment, issue or delivery of the Equipment Notes;

5

(e)	the performance by the Company or MaplesFS of its obligations under the Equipment Notes, the Transaction Documents, the Cayman Documents or the MaplesFS Share Charge; or

(f)	the payment of the principal and interest and any other amounts under the Equipment Notes.

3.8	Subject to the qualification at paragraph 4.3, no taxes, fees or charges are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents and the Equipment Notes;

(b)	the enforcement of the Transaction Documents and the Equipment Notes;

(c)	payments made under, or pursuant to, the Transaction Documents and the Equipment Notes; or

(d)	the issue, transfer or redemption of the Equipment Notes.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.9	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law (as the case may be) as the governing law of the Transaction Documents and the Equipment Notes and to the choice of Cayman Islands law as the governing law of the Cayman Documents.

3.10	Based solely on our search of the Register of Writs and Other Originating Process (the "Court Register") maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to close of business (Cayman Islands time) on [ ] 2015 (the "Litigation Search"), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding up petition), counterclaim nor third party notice ("Originating Process") nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is a defendant or respondent.

3.11	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in any such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

6

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.12	In relation to the LATAM Share Charge:

(a)	the courts of the Cayman Islands will recognise the security interest created by the MaplesFS Share Charge;

(b)	no steps are required as a matter of Cayman Islands law to perfect such security interest or to regulate its ranking in point of priority; and

(c)	the security interest created by the LATAM Share Charge will have priority over any claims by third parties (other than those preferred by law), including any liquidator or a creditor of LATAM, subject in the case of a winding up of LATAM in a jurisdiction other than the Cayman Islands to any provisions of the laws of that jurisdiction as to priority of claims in a winding up.

3.13	In relation to any of the Security Documents:

(a)	the courts of the Cayman Islands will recognise the security interest created by the applicable Security Document;

(b)	no steps are required as a matter of Cayman Islands law to perfect such security interest or to regulate its ranking in order of priority; and

(c)	the security interest created by the applicable Security Document will have priority over any claims by third parties (other than those preferred by law), including any liquidator or a creditor of the Company, subject in the case of a winding up of the Company in a jurisdiction other than the Cayman Islands to any provisions of the laws of that jurisdiction as to priority of claims in a winding up. The obligations of the Company under the Transaction Documents and the Equipment Notes (other than those preferred by law).

3.14	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents, the Cayman Documents, the Equipment Notes and the Company Powers of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.15	The statements made in the Preliminary Offering Circular and Final Offering Circular under the heading "Taxation" are correct in so far as such statements are summaries of or relate to Cayman Islands law.

3.16	None of the parties to the Transaction Documents (other than the Company and MaplesFS) or the holders of Equipment Notes will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents, or the issue of the Equipment Notes and the performance and enforcement of their obligations thereunder.

3.17	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

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3.18	The submission by the Company in the Transaction Documents to the [exclusive] jurisdiction of the courts of the Relevant Jurisdiction, as applicable, is legal, valid and binding on the Company assuming that the same is true under the governing law of the Transaction Documents and under the laws, rules and procedures applying in the courts of New York, as applicable.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Company under the Transaction Documents and the Equipment Notes will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum.

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(j)	any provision in a Transaction Document which is governed by Cayman Islands law purporting to impose obligations on a person who is not a party to such Transaction Document (a "third party") is unenforceable against that third party. Any provision in a Transaction Document which is governed by Cayman Islands law purporting to grant rights to a third party is unenforceable by that third party, except to the extent that such Transaction Document expressly provides that the third party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands);

(k)	we reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Transaction Documents whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2013 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Transaction Documents.

4.3	Cayman Islands stamp duty may be payable if the original Transaction Documents or the Equipment Notes (if not registered Equipment Notes) are brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5	The Company must make an entry in its Register of Mortgages and Charges in respect of all mortgages and charges created under the Transaction Documents in order to comply with section 54 of the Companies Law (2013 Revision) of the Cayman Islands; failure by the Company to comply with this requirement does not operate to invalidate any mortgage or charge though it may be in the interests of the secured parties that the Company should comply with the statutory requirements.

4.6	Under the laws of the Cayman Islands any term of a Transaction Document which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the relevant Transaction Document.

4.7	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.8	A certificate, determination, calculation or designation of any party to the Transaction Documents or the Equipment Notes as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

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4.9	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts' office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts' office, in either case save for winding up petitions, which pursuant to O.24 r.6(1) of the Companies (Winding Up) Rules (as amended) may not be placed under seal).

4.10	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post- judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.11	Preferred creditors under Cayman Islands law will rank ahead of unsecured creditors of the Company. Furthermore, all costs, charges and expenses properly incurred in the voluntary winding up of a company, including the remuneration of the liquidators, are payable out of the assets of the company in priority to all other unsecured claims.

4.12	Following the English decision in MacMillan Inc. v Bishopsgate Trust (No. 3) [1995] 1 W.L.R. 978, which would be persuasive although not technically binding in the courts of the Cayman Islands, it is not necessarily the case that, as a matter of Cayman Islands conflict of law rules, priorities of competing interests in shares in a Cayman Islands company will be determined according to the jurisdiction of incorporation of such company, for example, when the register of members is maintained in another jurisdiction.

4.13	All transfers of shares and any alteration in the status of the members of the Company that take place after the commencement of the winding up of the Company will be void unless, in the case of a transfer of shares in a voluntary winding up, the transfer is made to or with the sanction of the liquidator or, in the case of a winding up by, or under the supervision of, the Court, the Court consents.

4.14	The articles of association of the Company contain restrictions on the transferability of shares in the Company which may affect the ability of a mortgagee or chargee to realise his security by, for example, selling the Secured Shares.

4.15	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the Transaction Documents or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Documents in this regard.

4.16	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non- Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Transaction Documents or the Equipment Notes.

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We express no view as to the commercial terms of the Transaction Documents or the Equipment Notes or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

A copy of this opinion may, however, be given to Standard & Poor’s Rating Services, a Standard & Poor's Financial Services LLC business. ("S&P") and to Moody's Investors Service, Inc. ("Moody's") and their respective legal advisers for the purposes of information only, since we understand that they wish to know that an opinion has been given and to be made aware of its terms. However, neither S&P nor Moody's may rely on this opinion for its own benefit or for that of any other person.

Yours faithfully

Maples and Calder

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First Schedule

1	Parina Leasing Limited

2	Wilmington Trust Company

3	Wilmington Trust, National Association

4	Citigroup Global Markets Inc.

5	Deutsche Bank Securities Inc.

6	J.P. Morgan Securities LLC

7	Natixis Securities Americas LLC

8	MaplesFS Limited

9	LATAM Airlines Group S.A.

Second Schedule

1	Certificate Purchase Agreement

2	Note Purchase Agreement

3	Participation Agreement

4	Indenture

5	[Airframe Warranties Agreement]

6	Engine Warranties Agreement

7	Indenture Supplement

8	Lease

9	[Lease Assignment]

10	Equipment Notes

11	Purchase Agreement Assignment

12	[Brazilian/Chilean Mortgage]

13	Note Guarantee

14	The charge over shares dated [29] May 2015 executed by LATAM in favour of the Loan Trustee (the "LATAM Share Charge").

15	The charge over shares dated [29] May 2015 executed by MaplesFS in favour of the Loan Trustee (the "MaplesFS Share Charge").

The documents listed at 4, 7, 9, and 12 above are collectively, the "Security Documents", each a "Security Document".

MSN 6698

PART I ANNEX A to

Participation Agreement,

Indenture and Security Agreement and

Lease Agreement

DEFINITIONS

“Acceptance Certificate” means the acceptance certificate to be entered into between the Lessee and the Lessor on the Closing Date substantially in the form of Exhibit II to the Lease.

“Act” means the Federal Aviation Act of 1958.

“Additional Insureds” has the meaning set forth in Section 10(b) of the Lease.

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a series (other than “Series A”, or “Series B”, thereunder, if any, in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement”) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Administration Agreement” means the administration agreement dated on or about the Issuance Date between the Owner, LATAM, the Subordination Agent and the Administrator as to the administration of the Owner.

“Administrator” means MaplesFS Limited.

“Affected Related Aircraft” has the meaning set forth in Section 3(e)(i) of the Lease.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling such general partner and/or (ii) any other Person who would, under IFRS, be consolidated or required to be consolidated for accounting purposes with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall WTC be deemed to be an Affiliate of the Loan Trustee or vice versa.

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount (the “additional amount”) which, when added to such base amount, and after deduction of all federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or additional amount (or the circumstances giving rise to the payment of the base amount or the additional amount), shall net such payee the full amount of such base amount.

“Agreement” and “Participation Agreement” mean that certain Participation Agreement (6698), dated on or before the Closing Date, among LATAM, the Owner, WTC, the Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such Participation Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

A-2

“Aircraft” means one (1) new Airbus model A321-200 aircraft comprising the Airframe together with the two (2) new CFM56-5B3/3 Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7(j) or 9(b) of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft.

“Aircraft Security Documents” means the Note Guarantee, the Local Mortgage, the Assignment of Insurances, any Subordination Acknowledgment, the Lessee Power of Attorney and the Lessor Power of Attorney and the Warranty Assignments.

“Airframe” means (a) the Airbus model A321-200 airframe further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture (except the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines) and (b) and any and all Parts, whether or not the same shall be incorporated or installed in or attached to the Airframe so long as title thereto shall remain vested in the Owner in accordance with the terms of Section 8(a) of the Lease, together with the Manuals and Technical Records therefor.

“Airframe Warranties Agreement” means the airframe warranties agreement dated as of the Closing Date among the Lessee, the Lessor, the Loan Trustee and the Manufacturer in respect of the Airframe, substantially in the form of Exhibit L-1 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Airworthiness Directive” means any requirement for the inspection, repair or modification of the Aircraft, any Engine or any Part as issued by the Aviation Authority.

“Applicable Laws” means, with respect to any Person or property (including the Aircraft and any Collateral), all applicable laws, treaties, conventions, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any Government Body in any relevant jurisdiction, in each case applicable to such Person or property (including the Aircraft and any Collateral).

“Approved Maintenance Facility” has the meaning set forth in Section 7(c)(i) of the Lease.

“Approved Maintenance Program” has the meaning set forth in Section 7(c)(i) of the Lease.

“Assignment of Insurances” means the Assignment of Insurances dated as of the Closing Date between LATAM and the Loan Trustee substantially in the form of Exhibit H to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

A-3

“Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

“Aviation Authority” means (i) the Dirección General de Aeronáutica Civil of Chile and any successor organization and each other Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in Chile, or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is re-registered in accordance with Section 7(b) of the Lease, such Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the applicable Permitted Jurisdiction.

“Bankruptcy Law” means any domestic or foreign bankruptcy, insolvency, receivership or similar law.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of May 29, 2015, between LATAM and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Basic Rent” has the meaning set forth in Section 3(b)(i) of the Lease.

“Basic Rent Payment Date” means, in respect of the Basic Rent, (x) the first Payment Date occurring after the Closing Date and (y) each of the successive Payment Dates thereafter (or, in each case, if any such day is not a Business Day, the next succeeding Business Day).

“Bill of Sale” means the bill of sale for the Aircraft executed by the Manufacturer in favor of the Owner dated the date on which the Aircraft is delivered to the Owner and pursuant to which the Owner obtained title to such Aircraft, substantially in the form set out in Schedule 1 (Bill of Sale) to the Purchase Agreement Assignment.

A-4

“Brazil” shall mean the Federal Republic of Brazil.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are required or authorized to close in New York, New York, Santiago, Chile, Wilmington, Delaware, or, if different from the foregoing, the city in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its corporate trust office or receives and disburses funds.

“Call Option Agreements” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Certificate of Airworthiness” means with respect to the Aircraft, the certificate of airworthiness issued by the Aviation Authority.

“Certificate of Registration” means, with respect to the Aircraft, the certificate of aircraft registration issued by the Aviation Authority.

“Certificate Purchase Agreement” means, as applicable, that certain Purchase Agreement, dated as of May 14, 2015, among LATAM, the Owner, each Related Owner and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Change in Law” means, in each case after the date of the Indenture or as otherwise specified in any relevant Financing Agreements, any implementation, introduction, abolition, withdrawal or variation of any Applicable Law, regulation, published practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by any Government Body (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) or any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation by any court, tribunal, governmental, revenue, local, federal, international, national, fiscal or other competent authority or compliance with any new or different request or direction (in either case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) from any Government Body.

A-5

“Charter” shall mean any contractual agreement (other than a contractual agreement with respect to a regularly scheduled flight of the Lessee) entered into by the Lessee with any Person other than an air carrier for the use (but not operation) of the Aircraft or any Part thereof.

“Chile” shall mean the Republic of Chile.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the LATAM Pass Through Trust 2015-1A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1A, dated as of the Issuance Date, between LATAM and WTC, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means the LATAM Pass Through Trust 2015-1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1B, dated as of the Issuance Date, between LATAM, and WTC, as Class B Trustee.

“Class B Trustee” means the trustee for the Class B Pass Through Trust. “Closing” has the meaning specified in Section 2.03 of the Participation

Agreement.

“Closing Date” means the date of the closing of the transaction contemplated by the Financing Agreements.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

A-6

“Collateral” means all or part of the property subject to the Liens created by the Indenture or any Security Document, as the context may require.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance) and as such rate may be changed from time to time for such period(s), and in such amounts and circumstances, as provided in Section 2(d) of the relevant Registration Rights Agreement, and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

“Default” means a Lease Event of Default or an event or a condition that, with the giving of notice or lapse of time or both, would become a Lease Event of Default.

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Indenture Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Indenture Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Indenture Event of Default other than an Indenture Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given the Owner a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture.

“Delivery” shall mean the time when the Owner (through the Lessee, if applicable) shall accept delivery of the Aircraft from the Manufacturer pursuant to the terms of the Purchase Agreement.

A-7

“Delivery Date” shall mean the date on which the Delivery of the Aircraft occurs under the applicable Purchase Agreement, which for the avoidance of doubt, shall be the same as the “Closing Date”.

“Deposit Agreement” means, subject to Section 5(f) of the Note Purchase Agreement, each of the two Deposit Agreements, dated as of the applicable Issuance Date, between the Escrow Agent and the Depositary, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Owner.

“Depositary” means, subject to Section 5(f) of the Note Purchase Agreement, Natixis, acting through its New York Branch, as Depositary under each Deposit Agreement.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Directors Services Agreement” means the director services agreement dated on or about the Issuance Date among the Administrator, the Owner and the Subordination Agent.

“Dollars” “US Dollars”, “U.S.$”, “US$” and “$” mean immediately available and freely transferable lawful currency of the United States of America.

“Dry Lease” means any lease of the Aircraft (other than a Wet Lease).

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Loan Trustee to the exclusion of the Owner, (f) it will waive or subordinate in favor of the Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

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“Eligible Institution” means the corporate trust department of (a) WTC or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8- 102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), which has a Long-Term Rating of at least A2 (or its equivalent) from Moody’s and A (or its equivalent) from S&P.

“Engine” means (a) each of the two CFM International, Inc. engines (generic manufacturer and model CFM56-5B3/3) listed by manufacturer’s serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine; in each case whether or not such engine or Replacement Engine at any time is installed on the Aircraft or is installed on any other aircraft or airframe, so long as title thereto shall remain vested in the Lessor in accordance with the terms of Section 7(e) of the Lease, together with the Manual and Technical Records therefor; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture and the Aircraft Security Documents, such replaced Engine shall cease to be an Engine under the Indenture and the Aircraft Security Documents.

“Engine Agreement” means the CFM General Terms Agreement No. CFM-1- 2377460475 dated 17 December 2010 between the Engine Manufacturer CFM International, Inc. and the Lessee, but solely to the extent such General Terms Agreement relates to the Engines, as amended, modified or supplemented from time to time, including all letter agreements thereto;

“Engine Manufacturer” means CFM International, Inc..

“Engine Warranties Agreement” means the Engine Warranties Agreement dated as of the Closing Date among the Owner, LATAM and the Loan Trustee, substantially in the form of Exhibit M-2 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

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“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Escrow Agent” means Wilmington Trust, National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreement, dated as of the Issuance Date, among the Escrow Agent, the Paying Agent, Citigroup Global Markets Inc., as representative of the applicable Initial Purchasers, and one of the Pass Through Trustees, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust; provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Owner.

“Event of Loss” means, with respect to the Aircraft, the Airframe or any Engine, any of the following events: (i) the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use; (ii) any damage or loss to or other circumstance in respect of such property that results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive, compromised or arranged total loss; (iii) the confiscation or nationalization of, or requisition of title to such property by any Government Body; (iv) the theft, hijacking or disappearance of such property that shall have resulted in the loss of possession of such property by the Lessee (or a Permitted Sublessee) for a period in excess of sixty (60) days; (v) grounding of the Aircraft or other prohibition on the operation or use of the Aircraft in the normal course of Lessee’s business for a period of one hundred twenty (120) consecutive days due to action by a Government Body; or (vi) the seizure of, sequestration of, condemnation, confiscation or taking of, or requisition for use of, such property by any Government Body that shall have resulted in the loss of possession of such property by the Lessee (or Permitted Sublessee) and such requisition for use shall have continued beyond the earlier of (A) sixty (60) days and (B) the date of receipt of insurance or condemnation proceeds with respect thereto. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

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An Event of Loss shall be deemed to have occurred:

(a)          in the case of an actual total loss, at 12:00 midnight (New York time) on the actual date the Aircraft was lost or, if such date is not known, 12:00 midnight (New York time) on the day on which the Aircraft was last heard from;

(b)          in the case of any of the events described in paragraph (i) of the definition of Event of Loss above (other than an actual total loss), upon the date of occurrence of such destruction, damage or rendering unfit;

(c)          in the case of any of the events described in paragraph (ii) of the definition of Event of Loss above (other than an actual total loss), the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

(d)          in the case of any of the events referred to in paragraph (iii) of the definition of Event of Loss above, upon the occurrence thereof; and

(e)          in the case of any of the events referred to in paragraphs (iv), (v) and (vi) of the definition of Event of Loss above, upon the expiration of the period of time specified therein.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, reasonable costs, reasonable expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States of America and any successor Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the United States of America.

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by WTC from three Federal funds brokers of recognized standing selected by it.

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“Final Maturity Date” means, with respect to each Equipment Note, the final scheduled Payment Date applicable to such Equipment Note (or if such day is not a Business Day, the next succeeding Business Day).

“Financial Indebtedness” of any Person shall mean, on any date, all indebtedness of such Person as of such date, and shall include the following: (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services other than in the ordinary course of business; (iv) all obligations of such Person under finance or capital leases which would be shown as an obligation in a balance sheet prepared in accordance with IFRS; (v) all indebtedness of others in respect of obligations referred to in (i) to (iv) above, guaranteed in any manner, directly or indirectly, by such Person and (vi) all net reimbursement obligations of such Person in respect of letters of credit, foreign currency sale agreements and bankers' acceptances, except such as are obtained by such Person to secure performance of obligations (other than for borrowed money or similar obligations). Notwithstanding the foregoing, intercompany debt and trade payables incurred in the ordinary course of business shall not constitute “Financial Indebtedness”.

“Financing Agreements” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Lease, the Aircraft Security Documents, the Manufacturer’s Consent and the Equipment Notes.

“Government” means the government of any of Canada, Cayman Islands, Chile, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Government Body” means (whether having a distinct legal personality or not) any nation or government, any state or other political subdivision thereof or local jurisdiction therein, any agency, authority, instrumentality, board commission, department, division, organ, regulatory body, court, central bank or other entity, however constituted, exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions of or pertaining to government, any securities exchange and any self regulatory organization.

“Government of Registry” shall mean Chile or any Permitted Jurisdiction in which the Aircraft is registered as permitted under Section 7(b) of the Lease and any agency or instrumentality thereof.

“Guarantor” means each Related Owner under the Note Guarantee.

“IFRS” shall mean the International Financial Reporting Standards.

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“Indemnitee” has the meaning specified in Section 4.03(a) of the Participation Agreement.

“Indenture” means that certain Indenture and Security Agreement (6698), dated as of the Closing Date, between the Owner and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Indenture Indemnitee” means (i) the Loan Trustee, (ii) WTC, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vii) the Paying Agent, (viii) the Escrow Agent, and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft and any Replacement Engine included in the property subject to the Lien of the Indenture.

“Independent Director” means one of the directors of the Owner, who shall be a Person who, at any time during his/her/its tenure as director or during the five years preceding his/her/its appointment as director (i) does not have and is not committed to acquire any direct or indirect financial, legal or beneficial interest in the Owner or LATAM and is not a creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or Affiliate of the Owner or LATAM; (ii) is not connected with the Owner, LATAM or any creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or Affiliate of LATAM; (iii) is not, and has not been on the board of directors of and does not control (directly, indirectly or otherwise) LATAM or any of its Affiliates (except in the capacity of independent director of LATAM), and provided that, for the avoidance of doubt, any director provided to the Owner by MaplesFS Limited or any of its Affiliates from time to time pursuant to the terms of the Administration Agreement, Directors Services Agreement or any other services agreement with such entity shall be an Independent Director for the purposes of this definition and the Articles of Association of the Owner, and provided further that for the avoidance of doubt, in circumstances where two or more directors are provided by Maples FS Limited or any of its Affiliates from time to time under the Administration Agreement, Directors Services Agreement or any other services agreement with such entity, then MaplesFS Directors Limited shall be an Independent Director for the purposes of this definition.

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“Initial Purchaser” means, as applicable, each of the initial purchasers identified as such in the Certificate Purchase Agreement.

“Initial Basic Rent Installment” shall mean the amount designated therefor in the Lease Supplement delivered on the Delivery Date.

“Insolvency” or “Liquidation Proceeding” means (i) a voluntary proceeding under any Bankruptcy Law with respect to the Owner or the Lessee; (ii) a voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Owner or the Lessee or for a substantial part of the property of the assets of the Owner or the Lessee; (iii) any voluntary or involuntary winding up or liquidation of the Owner or the Lessee; or (iv) a general assignment for the benefit of creditors of the Owner or the Lessee.

“Insurance Proceeds” means any and all proceeds realized from the Insurances (other than third party liability insurances).

“Insurances” has the meaning given to such term in Section 10(a) of the Lease.

“Interchange Counterparty” has the meaning set forth in Section 7(e)(v) of the Lease Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of LATAM or the Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by LATAM.

“Interest Rate” means, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

“Issuance Date” means May 29, 2015.

“LATAM” has the meaning set forth in the first paragraph of the Participation Agreement.

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“Lease” or “Lease Agreement” means the Lease Agreement MSN 6698 dated as of the Closing Date between the Owner, as lessor, and LATAM, as lessee, substantially in the form of Exhibit F to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including as supplemented by the Lease Supplement.

“Lease Event of Default” means any “Lease Event of Default” as defined under the Lease.

“Lease Supplement” means the Lease Supplement substantially in the form of Exhibit I to the Lease, which shall particularly describe the Aircraft subject to the Lease.

“Leasing Affiliate” means a subsidiary of the Lessee or any other Person controlled by the Lessee, in each case that is, if the relevant Person is the operator or proposed operator of the Aircraft, a commercial air carrier possessing at all times while the Aircraft is operated by such person, all necessary authorizations (including, without limitation, those required to operate the Aircraft), consents and licenses; provided that in no event shall any Person be a Leasing Affiliate if such Person is, at the time of the proposed entry into of any sublease or interchange: (i) insolvent, or (ii) located in a country subject to EU or UN sanctions. For the purposes of this definition, the Lessee shall be deemed to “control” another Person if:

(a)          Lessee possesses, directly or indirectly, the power to direct the management or policies of such other Person whether through:

(i)          the ownership of voting rights;

(ii)         control of the board (including control of its composition) of the other Person;

(iii)        indirect control of (i) and (ii); or

(b)          such other Person would, under relevant accounting principles, be consolidated or required to be consolidated for accounting purposes with the Lessee.

“Lessee” has the meaning set forth in the first sentence of the Participation Agreement.

“Lessee Bankruptcy Event” means the occurrence and continuation of a Lease Event of Default under any of clauses 13(g), (h), (i), (j) or (k) of the Lease.

“Lessee Power of Attorney” means each power of attorney executed by the Lessee in favor of the Loan Trustee in connection with the repossession, re-export and deregistration of each Aircraft in form and substance satisfactory to the Loan Trustee.

“Lessor” means the Owner as lessor under the Lease.

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“Lessor Parent” means the owner from time to time of the issued share capital of the Lessor, being:

(a)          as at the date of this Lease Agreement, the Lessee; or

(b)          subject to paragraph (c) below and at any time following the exercise by the Lessee of its option under the Put Option Agreement with respect to the Lessor to transfer, or procure the transfer of, its holding of the issued share capital of the Lessor (which option may only be exercised once), the person nominated as the transferee of such holding of the issued share capital of the Lessor; or

(c)          at any time following the exercise of the option under the Call Option Agreement with respect to the Lessor by the Subordination Agent (in the capacity therein described) pursuant to its terms, the Subordination Agent (in the capacity therein described) or its nominee.

“Lessor Power of Attorney” means each power of attorney executed by the Owner in favor of the Loan Trustee in connection with the repossession, re-export and deregistration of each Aircraft in form and substance satisfactory to the Loan Trustee.

“Lien” means as applied to the property or assets (or the income or profits therefrom) of any Person (in each case, whether the same is consensual or non- consensual or arises by contract, operation of law, legal process or otherwise), any lien, mortgage, hypothec, encumbrance, pledge, attachment, levy, charge, lease, encumbrance, right of seizure or detention, inscription on a public record, claim, prior claim, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement and any agreement to give any thereof in respect of any property or assets of such Person, or upon the income or profits therefrom.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to WTC or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against WTC or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of WTC or the Loan Trustee not permitted by, or the failure of WTC or the Loan Trustee to take any action required by, the Financing Agreements or the Pass Through Documents, (iii) claims against WTC or the Loan Trustee relating to Taxes or claims for Expenses that are excluded from the indemnification provided by Section 4.03 or 4.04 of the Participation Agreement pursuant to said Section 4.03 or 4.04 or (iv) claims against WTC or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Financing Agreements or the Pass Through Documents, except while an Indenture Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

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“Local Mortgage” means (i) the Chilean law aircraft mortgage dated on or about the date of the Delivery granted by the Lessor in favor of the Loan Trustee, substantially in the form of Exhibit D to the Note Purchase Agreement or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is registered in accordance with Section 7(b) of the Lease, an aircraft mortgage governed by the laws of the applicable Permitted Jurisdiction granted by the Lessor in favor of the Loan Trustee dated on or about the date of such sublease, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” means the earlier of (i) the date on which the Lessee, the Owner or the Loan Trustee received the insurance proceeds pursuant to Section 10 of the Lease and (ii) sixty (60) days after the occurrence of an Event of Loss.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by LATAM, the Owner or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of the Owner as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by LATAM, the Owner or an Affiliate thereof or a Pass Through Trustee is otherwise under the control of LATAM, the Owner or such Affiliate (unless all Equipment Notes then outstanding are held by LATAM, the Owner or any Affiliate thereof, or any combination thereof, including the Pass Through Trustees which are considered Affiliates of LATAM or the Owner pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

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“Make–Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by LATAM), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non- inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture, as, in the case of any Additional Series of Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance.

“Manuals and Technical Records” means, with respect to the Aircraft or any Engine, all logs, logbooks, manuals and data, and inspection, modification and overhaul records (including all job cards) and other records required to be maintained under applicable rules and regulations of the Aviation Authority and if any of the same are not in the English language, certified English translations thereof.

“Manufacturer” means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France.

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“Material Adverse Effect” means, in relation to any Person, as the context may require, (a) a material adverse effect upon the business, operations or condition (financial or otherwise) of such Person or upon the ability of such Person to perform its obligations under the Financing Agreements, (b) a material adverse effect on the validity or enforceability of any of the Financing Agreements, (c) a material adverse effect on the rights or remedies of any Secured Party under any of the Financing Agreements or of the Owner or any Secured Party under any manufacturer's warranty with respect to the Aircraft or any Engine or (d) any event or circumstance which adversely affects the Airframe or any Engine or such Person's interest therein or involves any risk of the sale, seizure, detention or forfeiture of the Airframe or any Engine or any other part of the Aircraft.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Guarantee” means the Note Guarantee dated as of the Closing Date and issued by each Related Owner for the benefit of the Loan Trustee, substantially in the form of Exhibit O to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Note Value” shall mean, as of any particular date of computation, an amount calculated in accordance with Schedule 2 to the Lease Supplement.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Financing Agreements or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Financing Agreements or the Pass Through Documents.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among LATAM, the Owner, each Related Owner, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Notice of Assignment of Insurances” means, with respect to the Assignment of Insurances, each notice of assignment of insurances from the Lessee and the Loan Trustee to the insurer on or about the date of the Indenture substantially in the form of Exhibit A to the Assignment of Insurances.

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“NY UCC” means UCC as in effect in the State of New York.

“Obligors” means each of the Lessor Parent, the Owner, the Lessee and the Guarantors and “Obligor”" means the Lessor Parent, the Owner, the Lessee or any Guarantor, as the context may require.

“Operative Agreements” has the meaning set forth in Annex A to the Note Purchase Agreement.

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether or not any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Financing Agreements or the Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Financing Agreements or the Pass Through Documents.

“Owner” means Parina Leasing Limited, an exempted company with limited liability incorporated in the Cayman Islands.

“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means with respect to the Airframe or any Engine, all appliances, components, parts, instruments (including avionics), appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines, or engines), that may from time to time be incorporated or installed in or attached to the Airframe or any Engine or removed from the Airframe or such Engine so long as the Lessor's interest therein shall continue and any Replacement Part which may from time to time be substituted for a Part.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

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“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the two separate grantor trusts that have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Financing Agreements.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Financing Agreement to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Paying Agent” means WTC, as paying agent under each Escrow Agreement, and any successor agent thereto.

“Payment Date” means, for any Equipment Note, each February 15th, May 15th, August 15th and November 15th, commencing with May 15th 2016.

“Payment Default” means the occurrence of an event that would give rise to an Indenture Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

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“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof having maturities no later than 365 days following the date of such investment; (b) obligations fully guaranteed by the United States having maturities no later than 365 days following the date of such investment; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2 by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c), having maturities no later than 365 days following the date of such investment; (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to the highest (in case of Moody’s) or either of the two highest (in case of S&P) ratings assigned by such organization, having maturities no later than 365 days following the date of such investment; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below, having maturities no later than 365 days following the date of such investment; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2, its equivalent or better issued by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2, its equivalent or better issued by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (i) Canadian Treasury Bills fully hedged to Dollars having maturities no later than 365 days following the date of such investment; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; and (k) such other investments approved in writing by the Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as the Pass Through Trustee or the Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or the Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Jurisdiction” shall mean any jurisdiction listed in Annex B to the Lease.

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“Permitted Lien” means (i) the respective rights of each of the parties to the Financing Agreements as provided in the Financing Agreements; (ii) the rights of the Lessee and other Persons under leases and other agreements and arrangements to the extent permitted by the terms of Sections 7 and 8 of the Lease; (iii) Liens for fees or charges of any airport or air navigation authority not yet due and payable by the Owner or the Lessee or which are being contested in good faith, on reasonable grounds and by appropriate proceedings so long as such Liens do not involve any material risk of the sale, seizure, forfeiture, detention or loss of the Aircraft, any Part thereof, title thereto, or any interest therein or the use thereof (any of which a "Lien Loss"); (iv) Liens for Taxes payable by the Owner or the Lessee either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any material risk of Lien Loss and that do not involve any potential for criminal liability, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with applicable accounting principles; (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens on the Aircraft, the Airframe or any Engine arising in the ordinary course of business of the Lessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as adequate reserves are maintained by the Lessee in respect of such amounts in accordance with applicable accounting principles; (vi) Liens arising out of judgments or awards against the Owner or the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as an adequate bond to stay enforcement is in effect, and (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with Section 10 of the Lease.

“Permitted Owner Lien” has the meaning set forth in Section 7.01 of the Indenture.

“Permitted Sublessee” has the meaning set forth in Section 7(e)(v) of the Lease.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreements” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Post-Delivery Authorizations and Filings” means, with respect to a Brazilian Aircraft, the authorizations and filings set out in Section 3.01(u)(iv)(A)–(H) of the Participation Agreement.

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“Powers of Attorney” means collectively, the Lessee Power of Attorney and the Lessor Power of Attorney.

“Process Agent” means the Process Agent set forth on Schedule IV to the Note Purchase Agreement.

“Purchase Agreement” means the Purchase Agreement as described in Schedule I to the Participation Agreement.

“Purchase Agreement Assignment” means (i) the Purchase Agreement Assignment dated as of the Closing Date between the Lessee and the Owner substantially in the form of Exhibit K-2 to the Note Purchase Agreement and (ii) the Airframe Warranties Agreement dated as of the Closing Date among Airbus S.A.S, the Owner, LATAM and the Loan Trustee, substantially in the form of Exhibit L-1 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreements” has the meaning set forth in Section 1.01 the Intercreditor Agreement.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

“Reinsurances” shall mean any and all contracts or policies of reinsurance maintained by the Owner (or the Lessee) in respect of the Aircraft pursuant to Section 10 of the Lease.

“Related Additional Series Equipment Note” means, with respect to any particular series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note,” as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement,” as such terms are defined in such Related Indenture.

“Related Aircraft” means each of the eleven (11) Airbus A321-200 aircraft, two (2) Airbus A350-900 aircraft, and four (4) Boeing 787-9 aircraft referred to in Note Purchase Agreement, excluding the Aircraft, or any of them.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Lease” means each lease agreement in effect from time to time with respect to a Related Aircraft, or any of them.

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“Related Lease Event of Default” means a “Lease Event of Default” under (and as defined in) any Related Lease.

“Related Lessor” means each “Lessor” as described in a Related Lease.

“Related Indemnitee Group” has the meaning specified in Section 4.03(a) of the Participation Agreement.

“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Event of Default” means any “Indenture Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder.

“Related Loan Trustee” means the “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Obligors” means the “Obligors” as defined in each Related Lease, or any of them, and “Related Obligor” means any of them, as the context may require. “Related Owner” means each “Owner” as described in a Related Indenture.

“Related Participation Agreement” means any “Participation Agreement” as defined in a Related Lease, or, collectively, each of them.

“Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Financing Agreements” (as defined in each Related Indenture).

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

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“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Rent” shall mean collectively, Basic Rent and Supplemental Rent. “Replacement Engine” means a CFM56-5B3/3 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant the terms thereof and Section 7(j) or 9(b) of the Lease, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Reserved Matters” means the following:

(a)          amalgamation, consolidation or merger of the Owner with or into any other entity;

(b)          submission to the Registrar of Companies in and for the Cayman Islands of an application to strike from the Register of Companies pursuant to Section 156 of the Companies Law (2013 Revision) of the Cayman Islands);

(c)          sale of any assets of the Owner (other than the disposition of any engine or aircraft or part thereof that is permitted under the Operative Agreements);

(d)          discontinuance of the Owner under the Statute and continuance in a jurisdiction outside the Cayman Islands;

(e)          institution of any proceeding by the Owner, in relation to itself, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property;

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(f)          in the case of any such proceeding described in paragraph (e) above being instituted against the Owner (but not instituted by the Owner), authorizing or consenting to such proceedings (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it, or any substantial part of its property, or that of any subsidiary);

(g)          any proposal put to the Owner’s Members (as defined in the Companies Law (2013 Revision) of the Cayman Islands) to wind up or terminate the corporate existence of the Owner;

(h)          consent to any amendment, modification or waiver of any of the Required Terms (as defined in the Note Purchase Agreement) unless the same has been consented to by the Subordination Agent; or

(i)          any proposal put to the Owner’s Members to amend and restate the memorandum of association and articles of association of the Owner by special resolution.

“Responsible Officer” means, with respect to LATAM or the Owner, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, its General Counsel, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any other management employee or, in the case of the Owner, any Director or, in the case of Reserved Matters, the Independent Director (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of LATAM or the Owner, as the case may be (b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

“Replacement Part” shall mean an appliance, part, accessory, furnishing, instrument, appurtenance or other item of equipment of whatever nature (other than complete Engines or engines) which shall have been leased under the Lease and subjected to the Lien of the Lease, the Indenture and the Local Mortgage, in each case in compliance with the requirements thereof and of the other Financing Agreements.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.

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“Secured Parties” shall mean, collectively, the Loan Trustee, each Pass Through Trustee, the Subordination Agent, each Liquidity Provider and each Noteholder (but shall not include the holder of any Pass Through Certificate) and “Secured Party” shall mean any of them.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Security Documents” means the Pledge Agreements, the Call Option Agreement, the Indenture and the Aircraft Security Documents.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes, or any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

“Service Bulletin” shall mean any document issued by the Manufacturer or the Engine Manufacturer recommending an improvement, inspection, repair or modification to the Aircraft, Airframe, any Engine or any Part.

“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Sublease” means any sublease permitted by the terms of Section 7(e)(v) of the Lease.

“Subordination Agent” has the meaning specified in the introductory paragraph to the Participation Agreement.

“Subordination Acknowledgment" shall mean a subordination acknowledgment with respect to the rights of any Permitted Sublessee in relation to the Aircraft under any Permitted Sublease entered into, or to be entered into, by such Permitted Sublessee substantially in the form of Exhibit N to the Note Purchase Agreement.

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“Supplemental Rent” shall mean any and all amounts, liabilities and obligations (excluding Basic Rent) that the Lessee assumes or agrees to pay to the Owner or any other Person under the Lease, the Participation Agreement or any other Financing Agreement and (without duplication) any amount payable by the Owner under the terms of the Indenture and the Financing Agreements (including any amounts payable in respect of amounts contemplated in Sections 4.03, 4.04 and 4.08 of the Participation Agreement and including interest on the Equipment Notes calculated at the Past Due Rate).

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Tax Indemnitee” means (a) the Owner, (b) WTC, WTNA, and the Loan Trustee, (c) each separate or additional trustee appointed pursuant to the Indenture, (d) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (e) so long as it is the holder of any Equipment Notes, each Pass Through Trustee (as Pass Through Trustee under each of the Pass Through Trust Agreements), (f) each Liquidity Provider, (g) each Noteholder, (h) the Escrow Agent, (i) the Paying Agent and (j) the respective successors, assigns, agents and servants of the foregoing. No holder of a Pass Through Certificate in its capacity as such holder shall be a Tax Indemnitee.

“Taxing Authority” means (a) any federal, provincial, state or local government or other taxing authority in the United States or Chile, (b) any other government or any political subdivision or taxing authority, (c) any international taxing authority or (d) any territory or possession of the United States or any taxing authority thereof.

“Term” means (i) the period commencing on the Closing Date to and including the final scheduled Basic Rent Payment Date, or (ii) such shorter period that may result from any earlier termination in respect of the Lease in accordance with the terms of the Lease.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

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“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of any Additional Series Pass Through Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Additional Series Pass Through Certificates, (b) the issuance of such Additional Series Pass Through Certificates representing fractional undivided interests in the Additional Series Pass Through Trust is authorized and (c) the terms of such Additional Series Pass Through Certificates are established.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States”, “U.S.” or “US” means the United States of America.

“Warranty Assignments” means, collectively, the Purchase Agreement Assignment and the Engine Warranties Agreement.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of the Owner and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

“Warranty Rights” means the Warranty Rights as described in Schedule I to the Participation Agreement.

“Wet Lease” means any arrangement whereby the Owner agrees to furnish the Airframe and the Engines or engines installed thereon to an air carrier and pursuant to which the Airframe and the Engines or engines (i) shall be operated solely by cockpit crew provided by the Owner possessing all current certificates and licenses required by Applicable Laws, (ii) shall be maintained by the Lessee in accordance with the normal maintenance provisions of the Lease, (iii) shall continue to be insured by the Lessee in accordance with the terms of the Lease, and (iv) shall not be subject to any change in its state of registration.

“WTC” has the meaning specified in the introductory paragraph to the Participation Agreement.

“WTNA” means Wilmington Trust, National Association, a national banking association in its individual capacity.

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Annex A, Part II

Construction

The definitions stated in Annex A, Part I apply equally to both the singular and the plural forms of the terms defined.

All references in the Participation Agreement, the Indenture or the Lease to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision thereof, unless otherwise specifically stated.

The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Participation Agreement, the Indenture or the Lease, as the case may be, as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

All references in the Participation Agreement, the Indenture or the Lease, as the case may be, to a “government” are to such government and any instrumentality or agency thereof.

Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

All references in the Participation Agreement, the Indenture or the Lease, as the case may be, to a Person shall include successors and permitted assigns of such Person.

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